UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12

NELNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

121 SOUTH 13TH STREET	p 402.458.2370	www.nelnet.com
SUITE 100	f 402.458.2399	NELNET, INC.
LINCOLN, NE 68508

April 9, 2014

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.'s Annual Shareholders' Meeting on Thursday, May 22, 2014 at the Embassy Suites, 1040 P Street, Lincoln, Nebraska at 8:30 a.m., Central Time. The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important. We hope that you will be able to attend the meeting and encourage you to read our annual report and proxy statement. At the meeting, members of the Company's management team will discuss the Company's results of operations and business plans and will be available to answer your questions. Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,
Michael S. Dunlap
Executive Chairman of the Board of Directors

Nelnet, Inc.
121 South 13th Street, Suite 100, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 9, 2014

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 22, 2014

PLACE	Embassy Suites
1040 P Street
Lincoln, Nebraska 68508

ITEMS OF BUSINESS	(1)	To elect nine directors nominated by the Board of Directors to serve until the 2015 Annual Meeting of Shareholders
	(2)	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014
	(3)	To conduct an advisory vote to approve the Company's executive compensation
	(4)	To approve an amendment to the Restricted Stock Plan to extend the duration of the plan
	(5)	To approve the Executive Officers Incentive Compensation Plan
	(6)	To transact such other business if properly introduced

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 27, 2014

OTHER INFORMATION	The 2014 Letter to Shareholders from the Chief Executive Officer and our 2013 Annual Report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials. Whether or not you plan to attend the meeting, we ask you to vote over the Internet as described in those materials as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date, and return the proxy/voting instruction card in the envelope provided.  The Board of Directors encourages you to attend the meeting in person. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person. We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,
William J. Munn
Corporate Secretary
Nelnet, Inc.

NELNET, INC.
2014 PROXY STATEMENT

Nelnet, Inc.
121 South 13th Street
Suite 100
Lincoln, Nebraska 68508

PROXY STATEMENT

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 22, 2014, at 8:30 a.m., Central Time, at the Embassy Suites, 1040 P Street, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof.

Important Notice Regarding the Availability of Proxy Materials for the
2014 Annual Meeting of Shareholders to be held on May 22, 2014

Our notice of annual meeting and proxy statement, 2013 annual report on Form 10-K, letter to shareholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to shareholders on or about April 9, 2014. At that time, we also will begin mailing paper copies of our proxy materials to shareholders who requested them. Additional information on how these materials will be distributed is provided below.

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our shareholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Shareholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email. These rules give us the opportunity to serve shareholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. We are utilizing this process for the 2014 Annual Meeting. We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials (the "Notice"), to shareholders on or about April 9, 2014. The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
The Notice contains important information, including:

•	The date, time, and location of the Annual Meeting

•	A brief description of the matters to be voted on at the meeting

•	A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference

You may vote in person at the Annual Meeting or you may vote by proxy. To obtain directions to attend the Annual Meeting and vote in person, please call 402-458-3038. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Notice. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your common stock to be voted by proxy at the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 27, 2014 (the “record date”). At the close of business on March 27, 2014, 35,032,509 and 11,491,932 shares of the Company's Class A and Class B common stock, respectively, were outstanding and eligible to vote. The Class A common stock is listed on the New York Stock Exchange under the symbol “NNI.” The Class B common stock is not listed on any exchange or market. At the Annual Meeting, each Class A and Class B shareholder will be entitled to one and 10 vote(s), respectively, in person or by proxy, for each share of Class A and Class B common stock, respectively, owned of record as of the record date. The stock transfer books of the Company will not be closed. The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder beginning two business days after the Notice of the Annual Meeting is given and continuing through the Annual Meeting, at the Company's headquarters in Lincoln, Nebraska at any time during usual business hours. Such records will also be available for inspection at the Annual Meeting.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders. Such documents are available for examination only by certain representatives associated with processing proxy voting instructions and tabulating the vote. No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice, this proxy statement, and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered shareholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 21, 2014. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
By mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. There is no charge for requesting a copy. To be valid, proxy cards must be received before the start of the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy materials, please choose one of the following methods to make your request:

•	By internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By e-mail*: sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with your 12-Digit Control Number in the subject line.

By telephone (1-800-690-6903): Use any touch-tone phone to transmit your voting instructions until 11:59 p.m. EDT on May 21, 2014. Have your proxy card with you when you call and follow the instructions.

•
If your shares are held in street name, your broker, bank, or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or e-mail copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.

You may vote your shares at the Annual Meeting. If you are a registered shareholder, you can vote at the meeting any shares that were registered in your name as the shareholder of record as of the record date. If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank, or other holder of record and bring it with you to the meeting along with proof of identification.

If you plan to vote your shares at the Annual Meeting, please pick up a ballot at the registration table upon your arrival. You may then submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the final vote at the meeting.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

What Items Require Your Vote

There are five proposals that will be presented for your consideration at the meeting:

•	Electing the nine nominees named in this proxy statement to the Board of Directors for a term of one year

•	Ratifying the appointment of KPMG LLP as the Company's independent registered public accounting firm (“independent auditor”) for 2014

•	Approving on an advisory basis the Company's executive compensation

•	Approving an amendment to the Restricted Stock Plan to extend the duration of the plan through May 22, 2024

•	Approving the Executive Officers Incentive Compensation Plan

Each of the proposals has been submitted on behalf of the Company's Board of Directors.

How You Can Change Your Vote

If you are a registered shareholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•
Sending a written notice of revocation to our Corporate Secretary at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 (the notification must be received by the close of business on May 21, 2014)

•	Voting again by Internet prior to 11:59 p.m. EDT on May 21, 2014 (only the latest vote you submit will be counted)

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting)

If your shares are held in street name, you should contact your broker, bank, or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the final vote at the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.
Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, the Company's Articles of Incorporation and Bylaws provide that shares constituting a majority of the voting power of all the shares of the Company's stock entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the Annual Meeting, your shares will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange rules allow banks, brokers, and other nominees to vote shares held by them for a customer on matters that the New York Stock Exchange considers to be routine, even though the bank, broker, or nominee has not received voting instructions from the customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or other nominee cannot vote the shares because the matter is not considered to be routine under New York Stock Exchange rules.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve executive compensation, the approval of the extension of the duration of the Restricted Stock Plan, and the approval of the Executive Officers Incentive Compensation Plan will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the New York Stock Exchange will not be permitted to vote shares held by them for a customer on these matters without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and submit a valid proxy without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. If you hold your shares in your name and do not return valid proxy instructions or do not vote in person at the Annual Meeting, your shares will not be voted. If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee has the authority to vote your shares on the ratification of the appointment of KPMG LLP as independent auditor. However, as previously discussed, the nominee will not be permitted to vote your shares on the election of directors, the advisory vote to approve executive compensation, the approval of the extension of the duration of the Restricted Stock Plan, or the approval of the Executive Officers Incentive Compensation Plan.

Giving the Board your proxy also means that you authorize their representatives to vote in their discretion on any other matter that may be properly presented at the Annual Meeting. As of the date of this proxy statement, the Company does not know of any other matters to be presented at the Annual Meeting.

What Vote is Needed

Our Articles of Incorporation provide that directors are elected by a majority of the votes cast by the shares entitled to vote at the Annual Meeting. Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed previously), they will not be counted as votes cast in the election of directors and thus will not have the effect of votes for or against any director.

With respect to the election of directors, shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. Cumulative voting is not available for internet voting.

The Nebraska Business Corporation Act and our Bylaws provide that a majority of votes cast at the meeting is required to approve Proposals 2 and 3 (ratifying the appointment of KPMG LLP and approving on an advisory basis the Company's executive compensation, respectively). Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed previously), they will not be counted as votes cast with respect to Proposals 2 and 3 and thus will not have the effect of votes for or against Proposals 2 and 3.

With respect to Proposal 4 (the amendment of the Restricted Stock Plan to extend the duration of the plan), New York Stock Exchange rules provide that approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together on this proposal as a single class. The New York Stock Exchange counts abstentions as votes cast, and thus abstentions will have the same effect as a vote against approval of this proposal. Broker “non-votes” will have no direct effect on the outcome of the vote on this proposal.

With respect to Proposal 5 (approval of the Executive Officers Incentive Compensation Plan), regulations promulgated under Section 162(m) of the Internal Revenue Code provide that approval of this proposal for Section 162(m) purposes requires that a majority of votes cast on this proposal (including abstentions to the extent abstentions are counted as voting under applicable state law) are cast in favor of approval. Holders of shares of Class A common stock and holders of shares of Class B common stock will vote together on this proposal as a single class. The Nebraska Business Corporation Act provides that if a quorum exists, approval of a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, and thus abstentions are not counted as votes against the proposal. Accordingly, abstentions and broker “non-votes” will have no direct effect on the outcome of the vote on this proposal for Section 162(m) purposes. In addition, with respect to approval of this proposal to ensure compliance with New York Stock Exchange Rules, votes will be counted in the same manner as discussed above with respect to Proposal 4.

Voting Recommendations

The Company's Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees to the Board of Directors

•	“FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014

•	“FOR” the approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement

•	"FOR" the approval of the amendment to the Restricted Stock Plan to extend the duration of the plan through
May 22, 2024

•	"FOR" the approval of the Executive Officers Incentive Compensation Plan

A proxy, when properly executed and not revoked, will be voted in accordance with the authorization and instructions contained therein. Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company's Board of Directors.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K to be filed within four business days after the Annual Meeting date.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and furnishing of proxy solicitation and other required annual meeting materials. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for furnishing proxy solicitation and other required annual meeting materials to beneficial owners of the Company's stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Shareholders are asked to elect nine directors to serve on the Board for a one-year term or until their successors are elected or appointed.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated each of the nominees named below to serve on the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the election of each nominee (named below) to the Board of Directors.

In the event that any nominee becomes unavailable for election for any reason, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy does not indicate that the shares are to be voted for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has consented to and expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Following are the names of the nine nominees to serve as director, together with: their ages, the year during which they were first elected a director of the Company, their principal occupation(s) and any other directorships with publicly-held companies (if applicable) during the past five years, and each nominee's qualifications to serve as a director.

Michael S. Dunlap, 50 Director since January 1996	Executive Chairman, Nelnet, Inc.
•
Executive Chairman, Nelnet, Inc., January 2014 - present; Chairman, March 2000 - December 2013; Chief Executive Officer, May 2007 - December 2013 and December 2001 - August 2003; Co-Chief Executive Officer, August 2003 - May 2007; President, December 2001 - August 2003; Chairman of the Company’s predecessor in interest, January 1996 - March 2000

•
Chairman, Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”), January 2013 - present; Co-President and Director, January 2007 - January 2013; President and Director, January 1995 - January 2007 (F&M is an affiliate of the Company)

•
Non-Executive Chairman, Union Bank, August 2003 - November 2008; Chief Executive Officer, January 2001 - August 2003; Executive Vice President, January 1993 - January 2001 (Union Bank is an affiliate of the Company)

Mr. Dunlap's qualifications include more than 25 years of experience in the areas of banking and financial services, leadership, strategic operations, and management, including as one of our co-founders and our Chairman since the Company's inception, as well as his experience as a member of the boards of directors of numerous other organizations. Mr. Dunlap's knowledge of every part of our business and his intense focus on innovation and excellence are keys to our Board's success.

Stephen F. Butterfield, 61 Director since January 1996	Vice-Chairman, Nelnet, Inc.
• Vice-Chairman, Nelnet, Inc., March 2000 - present; Co-Chief Executive Officer, August 2003 - May 2007; Vice-Chairman of the Company's predecessor in interest, January 1996 - March 2000
• President, Student Loan Acquisition Authority of Arizona, January 1989 - February 2000

Mr. Butterfield's qualifications include more than 35 years of experience in the areas of student loans, capital markets, and municipal finance, including as one of our co-founders and a member of our Board since the Company's inception, as well as his knowledge and understanding of leadership and organizational dynamics.

James P. Abel, 63 Director since August 2003	Chief Executive Officer, NEBCO, Inc.
•
Chief Executive Officer, NEBCO, Inc., a company with interests in the manufacture of concrete building materials, road construction, insurance, mining, railroading, farming, and real estate, 2004 - present; President and Chief Executive Officer, 1983 - 2004

•
Chairman of the Board of Directors, Ameritas Mutual Holding Company; Director, Ameritas Holding Company and Ameritas Life Insurance Corp. Ameritas Mutual Holding Company is the parent company and owns Ameritas Holding Company, which owns 100 percent of the stock of Ameritas Life Insurance Corp. Director, Acacia Life Insurance Company. These entities offer a wide range of insurance and financial products and services to individuals, families, and businesses.

Mr. Abel's qualifications include his experience on boards of directors of other private companies and his demonstrated executive leadership abilities and management experience as Chief Executive Officer of a complex diversified organization, as well as his knowledge of operations and experience with mergers and acquisitions, all of which give him critical insights into the operational requirements of the Company.

William R. Cintani, 61 Director since May 2012	Chairman and Chief Executive Officer, Mapes Industries
•
Chairman and Chief Executive Officer, Mapes Industries, a diversified manufacturer of specialty architectural products with distribution across the United States and Canada, 1993 - present; President, 1984 - 1993; Vice President, 1978 - 1984

Mr. Cintani's qualifications include more than 35 years of managing a diverse, nationwide manufacturing business with distribution in all 50 states and Canada. Mr. Cintani's service on numerous civic, philanthropic, and service boards has provided him with a wide array of experience in both corporate governance and operations. His practical knowledge and board experience provides the Company with a resource for all aspects of finance, operations, IT, and strategic planning. In addition, Mr. Cintani served 10 years as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Kathleen A. Farrell, 50 Director since October 2007	Professor of Finance and Senior Associate Dean of Academic Programs, University of Nebraska-Lincoln
	•	Professor of Finance, University of Nebraska-Lincoln, August 2009 - present
	•	Senior Associate Dean of Academic Programs, August 2011 - present
	•	Associate Dean of Academic Programs, August 2010 - August 2011
	•	Associate Professor of Finance, University of Nebraska-Lincoln, 2002 - July 2009
	•	Assistant Professor of Finance, University of Nebraska-Lincoln, August 1993 - 2001

Dr. Farrell's qualifications include her expertise in corporate finance, executive turnover, and executive compensation, and her prior experience as an auditor at a public accounting firm. Dr. Farrell has achieved designation as a Certified Public Accountant (inactive), has over 20 years experience teaching university courses in the areas of banking and finance, and has conducted extensive research on these topics. Dr. Farrell has also published articles on these topics in numerous scholarly journals.

David S. Graff, 31 New nominee for Director	Chief Executive Officer, Agile Sports Technologies, Inc. (doing business as Hudl)
•
Chief Executive Officer, Hudl, May 2006 - present. Hudl provides online video analysis and coaching tools software for professional, college, high school, club, and youth teams and athletes, and as of 2013, Hudl software was installed in over 15,000 high schools and colleges across the United States, serving more than 20 different sports, including the National Hockey League, National Football League, and National Basketball Association.

Mr. Graff's qualifications include his experience and expertise in computer science, marketing, and sales. In addition, as co-founder of Hudl, Mr. Graff will provide the Board of Directors and the Company significant expertise in business development and innovation. Mr. Graff serves on the Advisory Board for the Jeffrey S. Raikes School of Computer Science and Management at the University of Nebraska, and in 2010 was featured on Inc. Magazine's 30 Under 30 list along with the other Hudl co-founders. In addition, Mr. Graff served as a member of the board of directors for certain of the Company's asset-backed securities special purpose corporations.

Thomas E. Henning, 61 Director since August 2003	President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company
•
President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company, which offers a variety of disability income and critical illness protection, life insurance, and annuity products, 1990 - present

•
Director, Federal Home Loan Bank Topeka, March 2007 - present. The Federal Home Loan Bank Topeka is part of the 12 member Federal Home Loan Bank system. The bank serves the states of Oklahoma, Kansas, Nebraska, and Colorado and provides liquidity to member institutions to assist in financing real estate.

Mr. Henning's qualifications include over 20 years of experience as President and Chief Executive Officer of a large insurance company, his prior experience as President of a regional bank, his financial expertise, including being a Chartered Financial Analyst, his experience in risk assessment and management, and his vast knowledge and experience in leadership and management.

Kimberly K. Rath, 53 Director since October 2007	Chairperson, Talent Plus, Inc.
	•	Chairperson, Talent Plus, Inc., a global human resources consulting firm, August 2013 - present; Managing Director and President, July 1989 - August 2013
	•	Senior Consultant, The Gallup Organization, 1982 - 1989

Ms. Rath's qualifications include over 30 years of experience in the field of human resources, with expertise in executive development, employee engagement, and human capital management. Ms. Rath also has nearly 25 years of experience leading an international executive management consulting and training organization, working with major global companies. Ms. Rath serves as an executive strategic advisor to many leaders across the globe in both private and public sectors. Ms. Rath's experience and perspectives are unique among our Board members.

Michael D. Reardon, 61 Director since December 2003	Chief Executive Officer, Provision Communications, LLC
	•	Chief Executive Officer, Provision Communications, LLC, a telecommunications company, January 2004 - present
	•	Chairman, Geos Communications, Inc., a publicly traded mobile communications company, March 2010 - August 2013; Director, June 2009 - February 2010
	•	Director, HyperFlo, LLC, a manufacturer of precision cleaning equipment, January 2010 - present; Chairman, 1997 - 2009

Mr. Reardon's qualifications include over 35 years of experience starting and building companies from the ground up, providing strategy, leadership, business development, and management expertise, and dealing with financial and operational issues in challenging environments. Through his roles as an executive officer and Chairman of such companies, and his experience on the board of directors and board committees of other public companies, Mr. Reardon provides valuable and unique insights.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees

The Company has a written code of business conduct and ethics that applies to all of the Company's directors, officers, and employees, including the Company's Executive Chairman, Chief Executive Officer, and Chief Financial Officer, and is designed to promote ethical and legal conduct. Among other items, the code addresses the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code. This code is available on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” and is available in print to any shareholder who requests it. Any future amendments to or waivers of the code, to the extent applicable to any executive officer or director, will be posted at this location on the Company's website.

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the New York Stock Exchange. A director does not qualify as an independent director unless the Board has determined, pursuant to applicable legal and regulatory requirements, that such director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” director annually. Mr. Dunlap beneficially owns 67.4% of the combined voting power of the Company's shareholders. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors and has the power to defeat or remove each member of the Board of Directors.

The Board has evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors, director nominees, and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder. See "Certain Relationships and Related Transactions." As part of this evaluation, the Board noted that none of the current directors received any consulting, advisory, or other compensatory fees from the Company (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to the Company (other than approximately $32,500 paid for health, dental, and vision benefits for Mr. Butterfield and approximately $7,200 paid for leadership talent profiles to Talent Plus, of which Ms. Rath is Chairperson and with her spouse is a principal owner). Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, has determined that all of the Company's current directors are independent, with the exception of Mr. Dunlap, who is currently an employee of the Company.

Mr. Graff, who is a new director nominee in this proxy statement, if elected to the Board would not be an independent director due to certain relationships between the Company, Mr. Graff, and Agile Sports Technologies, Inc. (doing business as "Hudl"), of which Mr. Graff is Chief Executive Officer. Mr. Dunlap has served as a member of the Hudl Board of Directors since March 2011, and served on the Hudl Compensation Committee for one meeting in December 2012, at which Mr. Graff's compensation was approved. Mr. Dunlap resigned from that committee following that meeting, but as a result, NYSE rules preclude Mr. Graff from being considered as an independent director until December 2015.

The Company's Nominating and Corporate Governance Committee is responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and Union Bank or any other related party, and taking such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate. See “Certain Relationships and Related Transactions.”

Governance Guidelines of the Board

The Board's governance is guided by the Company's Corporate Governance Guidelines. The Board's current guidelines are available on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” and are available in print to any shareholder who requests them. Among other matters, the guidelines provide for the following:

•	A majority of the members of the Board must be independent directors.

•	The Board undertakes an annual self-review.

•
The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate. All related fees and costs of such advisors are paid by the Company.

•	Board members have open communication with all members of management and counsel.

•
Non-Employee Directors meet in executive session, without the presence of management. Mr. Henning currently presides at these executive sessions. Anyone who has a concern about the Company may communicate that concern directly to these Non-Employee Directors. Such communication may be mailed to the Corporate Secretary at Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508 or anonymously submitted via the Company's Web site at www.nelnet.com under “Anonymous Reporting.” All such communications will be forwarded to the appropriate Non-Employee Directors for their review. The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them. No adverse action will be taken against any individual making any such communication in good faith to the Non-Employee Directors.

Board Diversity

In considering whether to recommend any candidate for election to the Board, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Nelnet's Corporate Governance Guidelines. These criteria include the candidate's independence, wisdom, integrity, understanding and acceptance of the Company's corporate philosophy, business or professional knowledge and experience, record of accomplishment, and willingness to commit time and energy to the Company. Our Corporate Governance Guidelines also specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Board is committed to a strong and diverse membership and a thorough process to identify those individuals who can best contribute to the Company's continued success. As part of this process, the Nominating and Corporate Governance Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates who satisfy the business needs of the Company at the time of appointment.

The Committee seeks nominees with a broad diversity of experience, professional skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The Board's Role in Risk Oversight
Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company in fostering a culture of risk-aware and risk-adjusted decision-making that allows the Company to avoid adverse financial and operational impacts. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Risk and Finance Committee assists the Board of Directors in fulfilling its responsibilities with respect to oversight of the Company's enterprise-wide risk management framework and oversight of the Company's strategies relating to capital management. The Audit Committee focuses on the integrity of the Company's financial statements, system of internal controls, and policies for risk assessment and risk management. The Company's Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, related-party transactions, and public policy issues that affect the Company, and works closely with the Company's legal and policy services groups.  Finally, in setting compensation philosophy and strategy, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company's business strategy.

Board Leadership Structure

Through December 31, 2013, Mr. Dunlap served the Company as both Chairman and Chief Executive Officer (co-Chief Executive Officer with Mr. Butterfield from 2003-2007) since the Company's inception; effective January 1, 2014, Mr. Dunlap was named Executive Chairman of the Board and Mr. Noordhoek was named Chief Executive Officer. While the Board of Directors and management do not believe either a combined Chairman and CEO or separate roles necessarily guarantee better governance or the absence of risk, they believe this leadership structure is appropriate for our business at this time. The Board believes that its current leadership structure best serves the objectives of the Board's oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board also believes that the current separation of the Chairman and CEO roles will allow the CEO to focus his time and energy on operating and managing the Company, while leveraging the experience and perspectives of the Executive Chairman. It allows the Executive Chairman to focus on leadership of the Board in addition to providing management direction on company-wide issues. The Board periodically reviews the leadership structure and may make changes in the future.

In addition, Mr. Henning is currently serving as the independent Lead Director of the Board. The Board believes having a lead independent director is an important governance practice, given that the Executive Chairman is not an independent director under our Governance Guidelines and applicable rules. Mr. Dunlap, as Executive Chairman, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with Mr. Henning as the Lead Director, Mr. Dunlap sets the Board agendas with Board and management input, facilitates communication among directors, works with Mr. Henning to provide appropriate information flow to the Board, and presides at meetings of the Board of Directors and shareholders. Mr. Henning works with Mr. Dunlap and other Board members to provide strong, independent oversight of the Company's management and affairs. Among other things, Mr. Henning is involved in the development of Board meeting agendas as well as the quality, quantity, and timeliness of information sent to the Board, serves as the principal liaison between Mr. Dunlap and the independent directors, and chairs an executive session of the Non-Employee Directors at most regularly scheduled Board meetings. The structure allows the Company to optimize the roles of Chairman, CEO, and independent Lead Director and provide sound governance practices.

Board Committees

The Board uses committees to assist it in the performance of its duties. During 2013, the standing committees of the Board were the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, and Executive Committee. Each committee, other than the Executive Committee, is composed entirely of independent directors and operates pursuant to a formal written charter, approved by the Board, which sets forth the committee's functions and responsibilities. Each committee charter is posted on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Committees” and is available in print to any shareholder who requests it. The purposes of each committee and their current members are set forth below.

Audit Committee

The Audit Committee is composed of Ms. Farrell and Messrs. Cintani and Henning. The Committee held seven meetings in 2013. Each member of the Audit Committee is (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC and (2) sufficiently financially literate to enable him or her to discharge the responsibilities of an Audit Committee member. The Board has determined that all of the members of the Audit Committee have accounting and related financial management expertise which qualifies each of them as an “audit committee financial expert,” as defined in the applicable rules and regulations of the SEC.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's system of internal controls, the Company's policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors, and the Company's compliance with other regulatory and legal requirements. The Audit Committee discusses with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its filings with the SEC, and recommends to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K. The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

Compensation Committee

The Compensation Committee is composed of Ms. Rath and Messrs. Abel and Reardon. The Committee held five meetings in 2013. The members of the Compensation Committee are (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC, (2) “Non-Employee Directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (3) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee oversees the Company's compensation and benefit policies. The Company's compensation policies are designed with the goal of maximizing shareholder value over the long term. The Compensation Committee believes that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company's shareholders. The level of compensation is based on numerous factors, including achievement of results and financial objectives established by the Compensation Committee and the Board of Directors. See “Executive Compensation.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Ms. Rath and Messrs. Abel, Butterfield, and Reardon. The Committee held five meetings in 2013. The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company's Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company's internal corporate governance processes. The Nominating and Corporate Governance Committee reviews related party transactions in accordance with the written policies and procedures adopted by the Board of Directors for the Committee's review of related party transactions, and takes such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.

The Company's Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company's directors to possess. These criteria include, among other items, independence, diversity, integrity, understanding the Company's corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy. The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company. No such proposals were received during 2013 from a beneficial owner of more than 5% of Nelnet's stock (other than current management). There is no difference in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. All of the nominees identified in this proxy statement have been recommended by the Committee.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company's Bylaws include provisions setting forth the specific conditions under which persons may be nominated by shareholders for election as directors at an annual meeting of shareholders. The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “Other Shareholder Matters - Shareholder Proposals for 2015 Annual Meeting” for shareholder proposals not included in the Company's Proxy Statement. A copy of such provisions is available upon written request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Company's Bylaws are also posted on the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Corporate Documents.”

Risk and Finance Committee

The Risk and Finance Committee is composed of Ms. Farrell and Messrs. Butterfield, Cintani, and Henning. The Committee held four meetings in 2013. The Risk and Finance Committee holds principal oversight responsibility with respect to the Company's enterprise-wide risk management framework, including the significant strategies, policies, procedures, and systems used to identify, assess, measure, and manage the major risks facing the Company and oversight of the Company's material financial matters, including capital management, funding strategy, investments, and acquisitions that are material to the Company's business.

Executive Committee

The Executive Committee is composed of Ms. Farrell and Messrs. Dunlap and Henning. The Executive Committee held no formal meetings in 2013. The Executive Committee exercises all of the powers of the full Board in the management of the business and affairs of the Company during the intervals between meetings of the full Board, subject only to limitations as the Board may impose from time to time, or as limited by applicable law.

Meetings of the Board

The Board of Directors held five meetings in 2013. All directors attended at least 75% of the meetings of the Board and committees on which they serve.

Attendance at Annual Meetings of Shareholders

The Company does not have a policy regarding director attendance at the annual meetings of shareholders.  All directors attended the prior year's annual meeting of shareholders.

Director Compensation Table for Fiscal Year 2013

The following table sets forth summary information regarding compensation of Non-Employee Directors for the fiscal year ended December 31, 2013. Non-Employee Directors are compensated based on Board meeting and committee meeting attendance. For fiscal year 2013, the Company also paid an annual retainer of $60,000 to Non-Employee Directors. An additional annual retainer of $10,000 is paid to Non-Employee Directors who serve as members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, or Executive Committee, as applicable. For fiscal year 2013, the Chairman of the Audit Committee was paid an additional $10,000 annual retainer fee. After the 2014 Annual meeting, the annual retainer for Non-Employee Directors will be increased to $75,000, and the additional annual retainer fee for the Chairman of the Audit Committee will be increased to $12,500. Mr. Dunlap, who is an employee of the Company, does not receive any consideration for participation in Board or committee meetings.

	2013 Compensation
Director name	Fees earned or paid in cash ($) (a)	Stock awards ($) (b)	All other compensation ($)		Total ($)
James P. Abel	15,000	94,146	—		109,146
Stephen F. Butterfield	94,000	—	32,477	(c)	126,477
William R. Cintani	16,000	94,182	—		110,182
Kathleen A. Farrell	16,000	105,892	—		121,892
Thomas E. Henning	16,000	117,674	—		133,674
Kimberly K. Rath	15,000	94,146	—		109,146
Michael D. Reardon	95,000	—	—		95,000

(a)
Amount represents cash paid to Non-Employee Directors for attendance at Board and committee meetings. Non-Employee Directors earn $1,000 for each Board and committee meeting attended. Amount also includes Messrs. Butterfield's and Reardon's annual retainer fees ($80,000), which each elected to receive in cash.

(b)
Prior to the Company's December 2003 initial public offering of its Class A common stock, the Board of Directors adopted, and the shareholders approved, a share-based compensation plan for Non-Employee Directors pursuant to which Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or in shares of the Company's Class A common stock. If a Non-Employee Director elects to receive Class A common stock, the number of shares of Class A common stock that will be granted will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85 percent of the fair market value of a share of Class A common stock on the date the fee is payable. Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination from the Board of Directors. This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect a Non-Employee Director's rights with respect to previously deferred shares without the consent of the Non-Employee Director.

Each of the Non-Employee Directors, with the exception of Messrs. Butterfield and Reardon, elected to receive their annual retainer fees for 2013 in the form of the Company's Class A common stock or deferred shares in accordance with the provisions of this plan. As such, the amounts under “stock awards” in the table above represent the grant date fair value of the stock on the date of issuance, June 21, 2013, of $35.92 per share. The Company uses the closing market price of the Company's Class A common stock on the date the annual retainer fees are payable to calculate the number of shares to be issued under this plan. Additional information about the Company’s accounting for stock-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) can be found in Note 2 - “Summary of Significant Accounting Policies and Practices - Compensation for Stock Based Awards” and Note 18 - “Stock Based Compensation Plans - Non-employee Directors Compensation Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(c)
As a non-employee strategic advisor to the Company, Mr. Butterfield received health, dental, and vision benefits. During 2013, Mr. Butterfield received $11,009 from the Company to cover the cost of his premiums related to these benefits. The dollar value of insurance premiums paid by the Company related to these benefits was $21,468.

Matching Gift Program

The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an employee or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members. The total dollar amount payable under the program is $25,000 per director or employee per calendar year. During 2013, the Company did not match any contributions of Non-Employee Directors pursuant to this program.

Share Ownership Guidelines for Board Members

The Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of Board members with the Company's shareholders, the Committee has recommended and the Board has adopted Share Ownership Guidelines for Board members. Under these guidelines, each Non-Employee Director is encouraged to own shares of the Company's Class A common stock with a value of 50% of the amount obtained by multiplying the annual retainer fee by the number of years the Director has served. All current Non-Employee Directors own an amount of shares equal to or in excess of that suggested by the guidelines. New Non-Employee Directors are encouraged to meet the guidelines within three years after becoming a Non-Employee Director.

EXECUTIVE OFFICERS

Under the Company's Bylaws, each executive officer holds office for a term of one year or until their successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, including their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See "Proposal 1 - Election of Directors - Nominees" for biographical information regarding Mr. Dunlap.

Name and Age Position and Business Experience

Terry J. Heimes, 49	•	Chief Operating Officer, Nelnet, Inc., January 2014 - present
	•	Chief Financial Officer, Nelnet, Inc., March 2001 - December 2013
	•	Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 - October 2002; Vice President of Finance, October 1998 - March 2001

James D. Kruger, 51	•	Chief Financial Officer, Nelnet, Inc., January 2014 - present
	•	Controller, Nelnet, Inc., October 1998 - December 2013

William J. Munn, 46	•
Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 - present; Deputy General Counsel and Chief Governance Officer, January 2005 - September 2006; Senior Counsel, January 2000 - December 2004; Legal Counsel, October 1998 - December 1999

Jeffrey R. Noordhoek, 48	•	Chief Executive Officer, Nelnet, Inc., January 2014 - present
	•	President, Nelnet, Inc., January 2006 - December 2013; Executive Director and Capital Markets Officer, October 2002 - January 2006; Vice President, January 1996 - March 2001
	•	Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 - October 2002

Timothy A. Tewes, 55	•	President, Nelnet, Inc., January 2014 - present
•
President and Chief Executive Officer, Nelnet Business Solutions, Inc., a subsidiary of Nelnet, Inc., May 2007 - December 2013; President, Nelnet Business Solutions - K-12 operations, June 2005 - May 2007; Executive Vice President, FACTS Management Company, a subsidiary of Nelnet, Inc., September 2000 - June 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation philosophy and program for our named executive officers (“Named Executive Officers”) for fiscal 2013:

Name	Title
Michael S. Dunlap	Chairman of the Board and Chief Executive Officer
Terry J. Heimes	Chief Financial Officer
Jeffrey R. Noordhoek	President
Timothy A. Tewes	President and Chief Executive Officer, Nelnet Business Solutions, a subsidiary of Nelnet, Inc.
William J. Munn	Corporate Secretary, Chief Governance Officer, and General Counsel

Effective January 1, 2014, Mr. Dunlap was appointed as Executive Chairman of the Board, Mr. Noordhoek was appointed as Chief Executive Officer, Mr. Heimes was appointed as Chief Operating Officer, and Mr. Tewes was appointed as President of the Company. No material changes to the compensation for these executive officers were made in connection with these management changes.

Executive Summary

This Compensation Discussion and Analysis describes the key principles and measures that underlie the Company's executive compensation policies for the Named Executive Officers. The Company's stated compensation philosophy is clear and consistent, that it pays for performance. Its executives are accountable for the Company's performance and the business segment or segments they manage, and are compensated based on that performance.

For 2013, the Company had strong financial performance, with net income, excluding derivative market value and foreign currency adjustments, of $272.5 million, or $5.85 per share. The Company has delivered strong financial results supported by achievement of its key objectives of growing its core businesses, driving diversification around its core, and improving customer experiences. The Company believes that its executive compensation program contributes to a high-performance culture where executives deliver results that drive sustained growth.

The following discussion summarizes the Company's executive compensation program, compensation philosophy, objectives, and process considered in determining compensation for its Named Executive Officers.

Compensation Committee Governance and Processes

The Company's Board of Directors has designated the Compensation Committee to assist the Board in discharging its responsibilities relating to:

•	determining and administering the compensation of the Company's Chief Executive Officer, Chief Financial Officer, President, and other executives of the Company

•	administering certain compensation plans, including stock, incentive, and commission compensation plans

•	assessing the effectiveness of succession planning relative to the Company's Chief Executive Officer and other executives

•	reviewing, approving, and overseeing certain other benefit plans

The Compensation Committee consists solely of independent members of the Board of Directors, and operates under a written charter adopted by the Board. Compensation Committee policy requires that all of the Company's compensation plans and practices shall comply with applicable laws, rules, and regulations.

As discussed below, the Compensation Committee works with members of management to develop executive compensation objectives and programs. To ensure independence and candid discussions, the Compensation Committee meets in executive sessions without any executive officers or other members of management being present, to review and approve the Company's compensation framework and specific executive compensation determinations. The Compensation Committee also coordinates with the Board of Directors to monitor the performance of the Named Executive Officers throughout the year to ensure that the compensation being provided meets the performance incentive objectives of the Company's compensation framework.

Role of Management in Recommending Executive Compensation

The Executive Director of People Services and certain executive officers, referred to herein as the internal committee, is directed by the Compensation Committee to develop, recommend, and administer in a consistent manner, compensation objectives and programs for the Compensation Committee and the Board of Directors to consider and approve. As part of this process, each year the internal committee, with the assistance of other members of management, reviews and updates as necessary the Company's compensation philosophy and strategy statement, and develops a proposed executive compensation framework. The internal committee is also tasked with ensuring that the objectives of the programs are aligned with the Company's long term strategy. In addition, the internal committee consults with the Executive Chairman and Chief Executive Officer in making compensation recommendations for the executives.

Objectives of Executive Compensation

The general compensation philosophy of the Company, as an organization that values the long-term success of its shareholders, customers, and employees (referred to by the Company as associates), is that the Company will pay competitive and equitable compensation that is designed to encourage focus on the long-term performance objectives of the Company and is differentiated based on both the individual’s performance and performance of their respective business segment. In carrying out this philosophy, the Company structures its overall compensation framework with the general objectives of encouraging ownership, savings, wellness, productivity, and innovation. In addition, total compensation is intended to be market competitive compared to select industry surveys, internally consistent, and aligned with the philosophy of a performance-based organization. The Company believes this approach will enable it to attract, retain, develop, and motivate the talent required for the Company's long-term success, encourage the creation of shareholder value, and recognize high levels of associate performance.

To build a strong work environment and culture, the Company structures its total compensation to be comprised of:

Element	Purpose	Characteristics
Base salary	Competitive cash compensation to retain and attract executive talent.
Fixed cash compensation based upon the scope and complexity of the role, individual experience, performance, and market competitiveness. Reviewed annually and adjusted as warranted. Targeted to be within the median range of compensation survey results.

Annual performance-based incentive bonuses	Drive the achievement of key short-term business results and recognize individual contributions to these results.
Primary mode to differentiate compensation based on performance. Annual incentives based on a combination of financial metrics and individual goals. Potential cash-equity mix through performance-based incentive program stock election framework.

Restricted stock awards	Promote long-term focus on shareholder value, serve as an important retention tool, and encourage significant equity stake in the Company.	Equity-based compensation subject to vesting periods, or other restrictions on sale, generally for three to ten years.
Health, retirement, and other benefits	Designed to provide competitive health insurance options and income replacement upon retirement, death, or disability.	Benefits for executives are the same as those available to all associates.

The annual and long-term performance measures used by the Compensation Committee in reviewing and determining executive compensation include:

•	the levels of the Company's consolidated net income under U.S. generally accepted accounting principles (“GAAP”), excluding derivative market value and foreign currency adjustments

•
financial and operational performance measures, such as levels of operating expenses and diversification and growth of revenues from fee-based businesses, both organic as well as operating vertical expansion through acquisition

•	long-term strategic positioning of the Company and deployment of capital

•	associate engagement and motivation measures

•	individual achievement

•	business segment performance, including growth in customer base, revenues, and segment profitability

•	generation of long-term cash flow

Summary of Executive Compensation Policies and Practices

What we do	What we don't do
Pay for performance	No employment contracts
Periodically utilize external, independent compensation consulting firm(s)	No significant additional benefits or perks to executive officers
Mitigate undue risk in compensation programs	No individual change in control/severance compensation arrangements
Provide guidelines for stock ownership	No stock options
Maintain minimum vesting periods for stock awards
Benchmark market data across industries to develop competitive compensation practices and decisions
Prohibit hedging and short sales of stock
Provide for clawback of incentive-based compensation

Compensation Policies and Practices - Risk Management

The Compensation Committee and the internal committee review incentive compensation arrangements to ensure that the arrangements do not encourage associates to take unnecessary and excessive risks. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to the Company's strategy. A balance between Company and business segment performance is required to protect against unnecessary risks being taken. Based on their review and evaluation of the Company's compensation policies and practices for its associates, the Compensation Committee, the internal committee, and the Company’s Enterprise Risk Management team believe that the Company’s policies and practices do not create inappropriate or unintended significant risks that are reasonably likely to have a material adverse effect on the Company.

Prohibition on Hedging

The Company has a policy prohibiting members of the Board of Directors and senior management from short sales of the Company’s common stock or buying or selling call or put options or other derivatives related to the Company’s common stock. The policy also prohibits these persons from entering into other transactions that have the effect of hedging the economic value of any of their direct or indirect interest in the Company’s common stock.

Clawback Policy

The Company has a Clawback Policy, which gives the Board of Directors or any appropriate committee of the Board (such as the Compensation Committee), the discretion to recover incentive awards paid to any current or former executive officers of the Company if the financial results used to determine the amount of the incentive awards are materially restated and/or such person engaged in fraud or intentional misconduct.

The policy was adopted in advance of final rules or regulations to be issued by the SEC and/or the New York Stock Exchange to implement the incentive-based compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Board has reserved the right to revise or restate the policy to any extent necessary to comply with such final rules or regulations, and application may be made on a retroactive basis, if necessary, to comply with such final rules or regulations.

Say on Pay

The Company has determined, consistent with the preference expressed by the Company’s shareholders at the 2011 annual meeting of shareholders and the related prior recommendation by the Board of Directors, that it is important for the shareholders to have an opportunity to cast an advisory vote on executive compensation on an annual basis as a means to express their views regarding the Company's executive compensation philosophy, plans, programs, policies, and decisions, all as disclosed in the Company's proxy statement. Accordingly, shareholders will have the opportunity to cast an advisory vote on executive compensation at this year's annual meeting. See Proposal 3 in this proxy statement with respect to a shareholder advisory vote on the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. Although the shareholder vote on this proposal is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Consideration of Prior Say on Pay Votes

In making executive compensation determinations, the Compensation Committee has also considered the results of last year's advisory shareholder vote approving the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the 2013 annual meeting of shareholders. At the 2013 annual meeting, the Company's shareholders overwhelmingly approved such executive compensation by 99.8 percent of the votes cast. These voting results strongly communicated the shareholders' endorsement of the Compensation Committee's decisions and policies to date. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support from the shareholders, no significant changes to the Company's executive compensation plans, practices, and policies were necessary at this time based on the say on pay vote results. The Compensation Committee will continue to consider the results from this year's and future advisory shareholder votes regarding the Company's executive compensation programs.

Use of Compensation Consultant

To assist in establishing and maintaining a competitive overall compensation program, the Compensation Committee periodically engages a nationally recognized compensation consulting firm to review the compensation levels and practices for the most highly compensated executive officers of the Company, and compare those to the compensation levels and practices for executives holding comparable positions within select industries and companies. Through comparisons of the base salaries, the annual performance-based incentive bonus program, other benefit programs, and total compensation for the Company's Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, and other executive officers, the consultant's analysis is used to develop a complete executive compensation package that is designed to be competitive in the marketplace. The study is also used by the Compensation Committee to identify potential gaps or inconsistencies in total compensation and to identify appropriate compensation levels and compensation design features and trends. The study is conducted as part of the Compensation Committee's oversight of the Company's continuing efforts to attract, retain, and motivate top executive talent that will drive the Company's performance results.

In 2013, the Compensation Committee engaged Towers Watson as its independent compensation consultant to review executive compensation at the Company. Towers Watson used certain criteria, including the Company’s organizational structure, revenue and asset measures, and specific position and accountability profiles of executives, to benchmark the Company’s competitive position as to total cash compensation. The review included the Company's base salaries, bonuses, and other awards as compared to selected industries and geographic locations in North America in which the Company, given its diversified business segments, believes that it competes for executive talent. These industries include, but are not limited to, financial services, technology, and business process outsourcing. These industries are not necessarily the same industries that are reflected in the industry indices used by the Company for purposes of the five-year cumulative total shareholder return Performance Graph furnished in the Company's Annual Report on Form 10-K, but were selected for purposes of the compensation study as industries in which the Company competes for executive talent.

Based on their market analysis, Towers Watson presented their findings and observations as to the competitiveness of the Company's total cash compensation. While the Chief Executive Officer's base salary and bonus (as discussed below) appeared to be below those of chief executive officers for the selected survey industries, in 2013 Mr. Dunlap advised the Compensation Committee that he believed it to be appropriate at the current level. In addition, the Compensation Committee believes that Mr. Dunlap’s existing equity ownership position sufficiently aligns his interests with those of the Company's shareholders. Based on the Compensation Committee's review of Towers Watson’s survey findings in 2013, and subsequent reviews with the internal committee as discussed below, the Compensation Committee has determined that no material modifications to the existing compensation structures for the Company are needed at this time. Towers Watson did not provide any other services for the Company in 2013. In addition, Towers Watson did not provide any services for the Company in 2011 and 2012. The Compensation Committee currently plans to engage Towers Watson to conduct an independent compensation review of the Company's total executive compensation structure in 2015 or 2016. In connection with the engagement of Towers Watson, the Compensation Committee determined that Towers Watson does not perform any other services for the Company or have any relationship that would raise a conflict of interest or impair the independence of Towers Watson with respect to its 2013 services or its expected future services for the Compensation Committee. In making this determination, the Compensation Committee discussed and considered the following factors: (i) the fact that Towers Watson does not perform any other services for the Company; (ii) the amount of fees received by Towers Watson from the Company as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship between any individual Towers Watson consultant involved in the engagement by the Compensation Committee and a member of the Compensation Committee; (v) any stock of the Company owned by an individual Towers Watson consultant involved in the engagement; and (vi) any business or personal relationship between Towers Watson or any individual Towers Watson consultant involved in the engagement and any executive officer of the Company.

When developing the proposed compensation framework for the Compensation Committee to consider each year, the internal committee also reviews comparative executive compensation levels offered within the industries in which the Company competes for executive talent. These reviews are based on information from various publicly available databases and publications. The purpose of these reviews is to ensure compensation is aligned with the market for comparable jobs so the Company can continue to attract, retain, motivate, and reward qualified executives. In addition, the internal committee considers the average salary adjustments anticipated in the marketplace each year, and develops proposed target increases for the Company's executives accordingly. In this way, the Company seeks to ensure that any changes to compensation are appropriate and reflect material changes in the market.

Elements of Executive Compensation

The Company's Chief Executive Officer and other executives are compensated with a combination of annual base salary, annual performance-based incentive bonus payments, and, with respect to the executives other than Mr. Dunlap, issuance of shares of the Company's Class A common stock, which are typically restricted from sale for some period of time. Mr. Dunlap has historically not received equity compensation because he already owns a significant amount of the Company's common stock and controls the majority of voting rights of the Company, and thus already has significant interests aligned with the other shareholders of the Company. In determining levels of compensation, the Compensation Committee and the internal committee work together to establish targeted total compensation for each executive and then allocate that compensation among base salary and performance-based incentive compensation.

Each element of compensation is designed to be competitive with comparable companies and to align management's incentives with the long-term interests of the Company's shareholders. The Compensation Committee considers the internal committee's recommendations and determines the amount of each element of compensation by reviewing the current compensation mix for each of the executives in view of the Company's performance, the Company's long-term objectives, and the scope of that executive's responsibilities. The Compensation Committee seeks to achieve an appropriate balance between base salaries, annual performance-based bonus incentives, and longer-term equity incentives for all of the Company's executives. The Compensation Committee does not assign relative weights to the performance measures described above under “Objectives of Executive Compensation” in setting these salaries, annual performance-based incentives, and longer-term equity incentives. See "Objectives of Executive Compensation" for a summary of the various elements of executive compensation. Further details are provided below.

Base Salaries

Base salary for the Company's Chief Executive Officer and other executives is based on an evaluation of individual responsibilities of each person, market comparisons from compensation surveys, and an assessment of each individual's performance. Changes in base salaries of executives depend on projected changes in the external market as well as individual contributions to the Company's performance.

Annual Performance-Based Incentive Bonuses

Historically, the performance-based incentive bonus pools were determined and funded based on the Company's financial performance, while allowing for subjective modifications by the Compensation Committee to account for unique results during the year. The current framework contemplates that, in addition to the Company's overall earnings, and other financial performance goals, most business segment plan criteria also result in additional measurements for bonus purposes, such as:

•	Fiscal (financial and operational) performance

•	Customer engagement

•	Associate engagement

The specific individual performance goals for executives include a broad spectrum of metrics, such as business growth and diversification achievements, customer satisfaction accomplishments, strategy implementation, corporate citizenship and responsibility, and associate development. Where an executive has responsibility for a particular business segment, the performance goals are heavily weighted toward the performance of that business segment. However, actual bonus payments for business segment performance goal achievements can be negatively or positively impacted by overall company-wide performance, which funds the overall incentive bonus pool. When an executive has broader corporate responsibilities, such as the Company's Chief Executive Officer, President, and Chief Financial Officer, and the current Executive Chairman and Chief Operating Officer, their particular objectives for the year are tied more closely to the overall company-wide performance.

While the Company strives for overall consistency in executive compensation, the executives' potential incentive bonus amounts can vary by business segment due to differences in roles, business models, and business performance. Incentives are generally positioned to be within a median range of the compensation survey results.

The Company's 2013 annual performance-based incentive bonuses were paid, at the executives' option (other than Mr. Dunlap, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional restricted share grant equal to 15 percent of the amount of their bonus they elected to receive in stock, in order to promote increased and continued share ownership by associates. All shares issued as part of the incentive awards were issued pursuant to the Company's Restricted Stock Plan discussed below, and were fully vested but restricted from transfer for one year from issuance.

Other Equity Compensation Awards

Other awards of the Company's Class A common stock (not associated with the annual performance-based incentive bonus payments made in stock) that may be made under the Restricted Stock Plan are based on the Company's and the individual's performance, and are designed both to align the executives' own interests with the long-term strategic goals of the Company and to contribute to the retention of those individuals.

Individual Performance of Named Executive Officers for 2013

Mr. Dunlap, Mr. Noordhoek, and Mr. Heimes:

The Compensation Committee reviewed the individual performance of the Chief Executive Officer (Mr. Dunlap), President (Mr. Noordhoek), and Chief Financial Officer (Mr. Heimes) for 2013 in establishing base salary and incentive awards for each, and approved levels of compensation considering, among other things, achievements in:

•	Revenue growth

•	Net profitability

•	Continuous improvement in operating efficiency

•	Long-term strategic positioning of the Company

•	Improved service rating under the U.S. Department of Education servicing contract

•	Long-term cash flow generation

The annual incentive bonuses for Mr. Dunlap, Mr. Noordhoek, and Mr. Heimes were based on the Company's results and individual performance, and limited to 100% of their annual base salary, although the summary compensation table below may reflect a bonus higher than 100% of annual salary for Mr. Noordhoek or Mr. Heimes due to the additional 15% stock grant resulting from their election to take the performance-based incentive bonus plan payment in shares of the Company's Class A common stock.

Mr. Tewes:

Individual performance was reviewed by the Chief Executive Officer in conjunction with the Compensation Committee to establish base and incentive compensation based upon:

•	Business segment revenue generation

•	Business segment profitability

•	Improvements to customer experience

•	Enhancements to technology and customer offerings

Mr. Munn:

Upon review by the Chief Financial Officer in conjunction with the Compensation Committee, Mr. Munn's compensation levels were determined considering his achievements and contributions to:

•	Consolidated company profitability

•	Long-term strategic positioning

•	Oversight of regulatory and corporate compliance matters

•	Management of corporate governance

•	Risk mitigation

Restricted Stock Plan

The Company maintains a Restricted Stock Plan to reward performance by associates, including executives other than Mr. Dunlap. This plan permits the Compensation Committee to reward a recipient with an award of shares of the Company's Class A common stock, which, in the Compensation Committee's sole discretion, may have vesting requirements or other restrictions. These awards are designed to recognize and reward associates, and to connect the associates' financial interests directly to the Company's performance, thereby encouraging associates to focus their efforts as owners of the Company. As discussed above, shares issued in payment of annual performance-based incentive bonuses and other equity compensation awards are issued under the Restricted Stock Plan. The Company does not grant stock options, since management and the Compensation Committee believe that awards of shares of restricted stock are a better method of encouraging executives to focus on the long term value of the Company.

Employee Share Purchase Plan

The Company also has an Employee Share Purchase Plan (“ESPP”) that assists all associates, including executives, in becoming owners and increasing their ownership of the Company. Under the ESPP, associates may purchase shares of the Company's Class A common stock through payroll deductions, at a discount of 15% to the lower of the average market price of the Company's stock on the first and last trading days of each calendar quarter.

Termination or Change-in-Control Compensation

The Company does not have any contracts, agreements, plans, or arrangements with its Named Executive Officers that provide for payment in connection with any termination of employment or change-in-control of the Company.

Share Ownership Guidelines and Trading Requirements

The Compensation Committee believes that executives should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with the Company's shareholders, the Board of Directors has adopted Share Ownership Guidelines for management associates at certain levels. Under these guidelines, each Named Executive Officer is encouraged to own at least 15,000 shares of Company stock. As of February 28, 2014, all Named Executive Officers met these guidelines, and are thereby subject to downside risk in the Company's equity performance.

The Company has adopted a policy requiring officers who wish to sell the Company's stock to do so only through Rule 10b5-1 stock trading plans. This requirement is designed to enable officers to diversify a portion of their holdings in an orderly manner as part of their retirement and tax planning activities. The use of Rule 10b5-1 stock trading plans serves to reduce the risk that investors will view routine portfolio diversification stock sales by executive officers as a signal of negative expectations with respect to the future value of the Company's stock. In addition, the use of Rule 10b5-1 stock trading plans reduces the potential for concerns about trading on the basis of material non-public information that could damage the reputation of the Company.

Other Compensation

In addition to base salaries and annual performance-based incentive compensation, the Company provides executives with certain other customary benefits, including health, dental, and vision coverage to assist the Company in remaining competitive for superior talent and to encourage executive retention. A critical aspect of the Company's health benefits program is its focus on associate health and wellness. The Company encourages all associates, including executives, to take a proactive approach to their personal health and wellbeing. The Company has implemented wellness programs which encourage and reward associates for healthy habits by offering the opportunity to lower their insurance premiums.

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of its executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. Union Financial Services, Inc., which is owned by Mr. Dunlap and Stephen F. Butterfield, Vice Chairman of the Board of Directors, owns the remaining interest in the aircraft. Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company can be reimbursed for the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose positions with the Company require them to routinely change travel plans within a short time period.  Accordingly, the Company allows certain members of executive management to utilize its interest in the aircraft for personal travel when it is not required for business travel. The value of the personal use of the aircraft is computed based on the Company's aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. In 2013, Messrs. Dunlap, Noordhoek, and Heimes received $14,239, $3,414, and $2,236, respectively, in personal travel benefits with respect to the Company's interest in the aircraft.

The Company also offers its executives other perquisites, including indoor parking and use of Company-sponsored skyboxes at local venues for personal use when not occupied for business purposes.

Policy on Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company's income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer, or one of the three highest paid executive officers of the company on the last day of that tax year (other than the chief executive officer or the chief financial officer). This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the related regulations.

For the year ended December 31, 2013, the Company believes that approximately $57,500 of compensation paid to executives will be subject to the Section 162(m) limitation on deductibility. The Compensation Committee may consider steps in the future which might be in the Company's best interests to address any potential Section 162(m) deduction limitations, while reserving the right to award future compensation which may not be fully deductible under Section 162(m) if the Compensation Committee concludes that such compensation is in the Company's best interests in providing incentives to attract, motivate, and retain key executives. As set forth in this proxy statement, in connection with the Company’s 2014 Annual Meeting, the Company is seeking shareholder approval of the Executive Officers Incentive Compensation Plan in order to allow compensation under that plan to qualify as tax-deductible "performance-based" compensation pursuant to Section 162(m), provided that all of the requirements of Section 162(m) and the related regulations are satisfied.

Matching Gift Program

The Company offers a matching gift program in which all associates with at least six months of service and all members of the Board of Directors are eligible to participate. Under this program, for every dollar ($100 minimum) that an associate or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all associates and Board members. Any amounts matched by the Company for the Named Executive Officers per the provisions of the program are included in the summary compensation table below.

Conclusion

By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve the Company's long-term goals. This is critical, as management and the Compensation Committee know that the Company's success hinges on having engaged executives who are committed to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted,

Kimberly K. Rath, Chair
James P. Abel
Michael D. Reardon

Summary Compensation Table for Fiscal Years 2013, 2012, and 2011
The following table sets forth summary information with respect to the compensation paid and bonuses granted for services rendered by the Company's Chief Executive Officer and Chief Financial Officer, as well as each of the Company's other three most highly compensated executive officers during the year ended December 31, 2013 (collectively, the “Named Executive Officers”). The information presented in the table relates to the fiscal years ended December 31, 2013, 2012, and 2011. Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation (a)
Name and principal position	Year	Salary ($)	Bonus ($) (b)	Stock awards ($) (c)		All other compensation ($) (d)	Total ($)
Michael S. Dunlap	2013	500,000	500,000	—		24,859	1,024,859
Chief Executive Officer; appointed as Executive Chairman effective January 1, 2014	2012	500,000	500,000	—		17,736	1,017,736
	2011	500,000	500,000	—		10,440	1,010,440

Terry J. Heimes	2013	500,000	537,522	—		33,856	1,071,378
Chief Financial Officer; appointed as Chief Operating Officer effective January 1, 2014	2012	500,000	537,506	—		38,152	1,075,658
	2011	450,000	483,760	—		33,520	967,280

Jeffrey R. Noordhoek	2013	500,000	575,001	—		37,684	1,112,685
President; appointed as Chief Executive Officer effective January 1, 2014	2012	500,000	500,000	—		34,972	1,034,972
	2011	450,000	517,519	—		16,340	983,859

Timothy A. Tewes	2013	314,000	215,009	150,008	(e)	14,496	693,513
President and Chief Executive Officer, Nelnet Business Solutions, a subsidiary of Nelnet, Inc.; appointed as President effective January 1, 2014	2012	303,850	175,000	150,024	(f)	20,585	649,459
	2011	295,000	172,524	—		11,199	478,723

William J. Munn	2013	245,850	161,277	100,005	(g)	27,031	534,163
Corporate Secretary, Chief Governance Officer, and General Counsel	2012	238,700	134,402	—		18,986	392,088
	2011	231,750	134,376	79,650	(h)	17,308	463,084

(a)	Executive officers may receive perquisites and other personal benefits, the aggregate annual dollar amounts of which are below the current SEC threshold of $10,000 for reporting.

(b)
Amounts represent bonuses paid in 2014, 2013, and 2012 for services rendered during the 2013, 2012, and 2011 calendar years, respectively. The Company's annual performance-based incentives were paid, at the executives' option (other than to the Chief Executive Officer, who received his incentive in cash), as either 100 percent cash, 100 percent stock, or 50 percent cash/50 percent stock. Those electing stock also received an additional restricted share grant equal to 15 percent of the amount of their bonus they elected to receive in stock, to promote increased and continued share ownership by associates. All shares issued as part of the incentive award were issued pursuant to the Company's Restricted Stock Plan and were fully vested, but restricted from transfer for one year from issuance. The stock issuances for annual performance bonuses were not made as equity incentive plan awards contemplating future service or performance.

(c)
Amounts represent the grant date fair values of the various awards computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation under FASB ASC Topic 718 can be found in Note 2 - “Summary of Significant Accounting Policies and Practices - Compensation for Stock Based Awards” and Note 18 - “Stock Based Compensation Plans - Restricted Stock Plan” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(d)	“All other compensation” includes the following:

		All other compensation
	Year	Employer matching contributions under 401(k) Plan ($)	Premiums on life insurance ($)	Matching gift program (1)	Dividends on restricted stock ($) (2)	Personal use of company aircraft	Other ($)	Total ($)

Michael S. Dunlap	2013	10,200	420	—	—	14,239	—	24,859
	2012	10,000	540	—	—	7,196	—	17,736
	2011	9,800	540	100	—	—	—	10,440

Terry J. Heimes	2013	10,200	420	21,000	—	2,236	—	33,856
	2012	10,000	540	25,000	—	2,432	180	38,152
	2011	9,800	540	23,000	—	—	180	33,520

Jeffrey R. Noordhoek	2013	10,200	420	23,650	—	3,414	—	37,684
	2012	10,000	540	22,000	—	2,432	—	34,972
	2011	9,800	540	6,000	—	—	—	16,340

Timothy A. Tewes	2013	10,200	420	—	3,876	—	—	14,496
	2012	10,000	540	—	10,045	—	—	20,585
	2011	9,800	540	—	859	—	—	11,199

William J. Munn	2013	9,537	420	15,126	1,948	—	—	27,031
	2012	8,532	540	4,970	4,444	—	500	18,986
	2011	7,923	540	7,696	1,149	—	—	17,308

(1)	The Company has a matching gift program as discussed previously in the “Compensation Discussion and Analysis” included in this proxy statement.

(2)
The Company's cash dividend payments on its Class A and Class B common stock include dividend payments on unvested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan. Dividends paid to the Named Executive Officers on unvested restricted stock are included in the table above.

(e)
Amount represents 4,425 shares of restricted Class A common stock issued to Mr. Tewes on March 8, 2013 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the high and low prices for sales of Class A common stock on March 1, 2013, which was $33.90.

(f)
Amount represents 5,621 shares of restricted Class A common stock issued to Mr. Tewes on March 9, 2012 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the high and low prices for sales of Class A common stock on February 29, 2012, which was $26.69.

(g)
Amount represents 2,950 shares of restricted Class A common stock issued to Mr. Munn on March 8, 2013 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the average of the high and low prices for sales of Class A common stock on March 1, 2013, which was $33.90.

(h)
Amount represents 3,750 shares of restricted Class A common stock issued to Mr. Munn on May 26, 2011 pursuant to the Company's Restricted Stock Plan. The Company determined the grant date fair value of this award based on the closing market price for Class A common stock on May 26, 2011, which was $21.24.

Grants of Plan-Based Awards Table for Fiscal Year 2013

The following table sets forth summary information relating to each grant of an award made to the Company's Named Executive Officers in the fiscal year ended December 31, 2013.

Name	Grant date		Approval of grant by Compensation Committee	Number of shares of stock	Grant date fair value of stock awards ($)

Michael S. Dunlap	—		—	—	—

Terry J. Heimes	March 8, 2013	(a)	February 1, 2013	8,481	287,506	(d)

Jeffrey R. Noordhoek	—		—	—	—

Timothy A. Tewes	March 8, 2013	(b)	February 1, 2013	4,425	150,008	(d)

William J. Munn	March 8, 2013	(a)	February 1, 2013	2,121	71,902	(d)

	March 8, 2013	(c)	February 1, 2013	2,950	100,005	(d)

(a)
On March 8, 2013, the Company issued stock to pay fiscal year 2012 bonuses. The stock issuances were not made as equity incentive plan awards. All 2012 bonuses (paid in 2013) were paid in fully vested shares of Class A common stock issued pursuant to the Company's Restricted Stock Plan.

(b)
Amount represents shares of restricted Class A common stock issued to Mr. Tewes on March 8, 2013 pursuant to the Company's Restricted Stock Plan, of which 885 shares will vest on each March 10 during the years 2014 through 2018.

(c)
Amount represents shares of restricted Class A common stock issued to Mr. Munn on March 8, 2013 pursuant to the Company's Restricted Stock Plan, of which 590 shares will vest on each March 10 during the years 2014 through 2018.

(d)	The Company determined the value of these awards based on the average of the high and low prices for sales of Class A common stock on March 1, 2013, which was $33.90.

Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2013)

The following table sets forth summary information relating to the outstanding unvested equity awards for the Company's Named Executive Officers as of December 31, 2013.

	Stock awards
Name	Number of shares of stock that have not vested		Market value of shares of stock that have not vested ($) (a)

Michael S. Dunlap	—		—

Terry J. Heimes	—		—

Jeffrey R. Noordhoek	—		—

Timothy A. Tewes	10,422	(b)	439,183

William J. Munn	5,450	(c)	229,663

(a)	Based on the closing market price of the Company's Class A common stock as of December 31, 2013 of $42.14.

(b)
Amount represents (i) 1,500 shares of restricted Class A common stock issued on October 1, 2007 pursuant to the Company's Restricted Stock Plan, of which 375 shares will vest on each March 15 during the years 2014 through 2017, (ii) 4,497 shares of restricted Class A common stock issued on March 9, 2012 pursuant to the Company's Restricted Stock Plan, of which 1,124 shares will vest on each March 9 during the years 2014 through 2016, and 1,125 shares will vest on March 9,

2017, and (iii) 4,425 shares issued on March 8, 2013 pursuant to the Company's Restricted Stock Plan, of which 885 shares will vest on each March 10 during the years 2014 through 2018.

(c)
Amount represents (i) 2,500 shares of restricted Class A common stock issued on May 26, 2011 pursuant to the Company's Restricted Stock Plan, of which 625 shares will vest on each March 10 during the years 2014 through 2017 and (ii) 2,950 shares of restricted Class A common stock issued on March 8, 2013 pursuant to the Company's Restricted Stock Plan, of which 590 shares will vest on each March 10 during the years 2014 through 2018.

Stock Vested Table for Fiscal Year 2013

The following table sets forth summary information relating to the stock vested for the Company's Named Executive Officers during the fiscal year ended December 31, 2013.

	Stock awards
Name	Number of shares of stock acquired on vesting		Market value of shares of stock realized on vesting ($)(c)

Michael S. Dunlap	—		—

Terry J. Heimes	—		—

Jeffrey R. Noordhoek	—		—

Timothy A. Tewes	1,499	(a)	51,161

William J. Munn	625	(b)	21,400

(a)
Amount includes 375 and 1,124 shares of restricted Class A common stock issued on October 1, 2007 and March 9, 2012, respectively, pursuant to the Company's Restricted Stock Plan. The closing market price on the date of issuance of these shares was $18.71 per share and $26.69 per share, respectively; these shares vested on March 15, 2013 and March 9, 2013, respectively.

(b)
Amount represents shares of restricted Class A common stock issued on May 26, 2011, pursuant to the Company's Restricted Stock Plan; the closing market price on the date of issuance of these shares was $21.24 per share. These shares vested on March 10, 2013.

(c)
The closing market price of the Company's Class A common stock as of March 9, 2013, March 10, 2013, and March 15, 2013 (the vesting dates, or the first business day after the vesting date) was $34.24 per share, $34.24 per share, and $33.80 per share, respectively.

Stock Option, Stock Appreciation Right, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, stock appreciation right, long-term incentive, or defined benefit plans covering its Named Executive Officers.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Stock Ownership

The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value. The common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock. The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value.

The following table sets forth information as of February 28, 2014, regarding the beneficial ownership of each class of the Company's common stock by:

•	each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock

•	each of the Named Executive Officers

•	each incumbent director and each nominee for director

•	all executive officers and directors as a group
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of the Company's common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership - As of February 28, 2014
	Number of shares beneficially owned					Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock (2)
Name	Class A		Class B		Total	Class A	Class B	Total

Michael S. Dunlap	7,114,245	(3)	9,381,829	(4)	16,496,074	20.4%	81.6%	35.6%	67.4%
Stephen F. Butterfield	—		3,948,919	(5)	3,948,919	—	34.4%	8.5%	26.4%
Angela L. Muhleisen	6,622,900	(6)	1,234,385	(7)	7,857,285	19.0%	10.7%	16.9%	12.7%
Union Bank and Trust Company	4,954,638	(8)	1,234,385	(9)	6,189,023	14.2%	10.7%	13.3%	11.5%
Deborah Bartels	1,948,402	(10)	—		1,948,402	5.6%	—	4.2%	1.3%
Whitetail Rock Capital Management, LLC	—		3,086,300	(11)	3,086,300	—	26.9%	6.7%	20.6%
Terry J. Heimes	190,733	(12)	—		190,733	*	—	*	*
James D. Kruger	135,400	(13)	—		135,400	*	—	*	*
William J. Munn	20,804	(14)	—		20,804	*	—	*	*
Jeffrey R. Noordhoek	443,971	(15)	—		443,971	1.3%	—	1.0%	*
Timothy A. Tewes	28,440	(16)	—		28,440	*	—	*	*
James P. Abel	47,055	(17)	—		47,055	*	—	*	*
William R. Cintani	7,521	(18)	—		7,521	*	—	*	*
Kathleen A. Farrell	26,997	(19)	—		26,997	*	—	*	*
David S. Graff	—		—		—	—	—	—	—
Thomas E. Henning	50,122	(20)	—		50,122	*	—	*	*
Kimberly K. Rath	28,534	(21)	—		28,534	*	—	*	*
Michael D. Reardon	28,748	(22)	—		28,748	*	—	*	*
Executive officers and directors as a group	7,974,818		11,491,932		19,466,750	22.9%	100.0%	42.0%	82.0%

* Less than 1%.

(1)	Based on 34,893,162 shares of Class A common stock and 11,491,932 shares of Class B common stock outstanding as of February 28, 2014.

(2)
These percentages reflect the different voting rights of the Company's Class A common stock and Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company's shareholders.

(3)
Mr. Dunlap is deemed to have sole voting and investment power over 2,099,574 shares of Class A common stock. Mr. Dunlap may be deemed to have shared voting and investment power over 5,014,671 shares of Class A common stock, which includes (i) 52,675 shares owned by Mr. Dunlap's spouse, (ii) a total of 7,358 shares held by or for each of Mr. Dunlap's three sons, and (iii) 4,954,638 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank and Trust Company (“Union Bank”) (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Mr. Dunlap controls Union Bank through F&M. Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank. With respect to the number of shares of Class A common stock beneficially owned by Mr. Dunlap that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2013, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2014.

(4)
Mr. Dunlap is deemed to have sole voting and investment power over 3,474,153 shares of Class B common stock, which includes 1,701,000 shares owned by Mr. Dunlap's spouse and 1,773,153 shares, which reflects distributions to Mr. Dunlap from grantor retained annuity trusts ("GRATs") established by Mr. Dunlap in 2011, as discussed below. Mr. Dunlap is deemed to have shared voting and investment power over 5,907,676 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Dunlap is Chairman and owns 50.0% of the outstanding capital stock, (ii) 982,260 shares held by Union Bank as Trustee for a Class B GRAT established by Mr. Dunlap, (iii) 252,125 shares held by Union Bank as Trustee in five separate irrevocable trusts established by Mr. Butterfield as discussed below, (iv) a total of 300 shares held by or for each of Mr. Dunlap's sons, and (v) 3,086,300 shares held in six separate GRATs and three other irrevocable trusts established by Mr. Dunlap during 2011, which reflect the distributions discussed above. Mr. Dunlap disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent that he actually has or shares voting power or investment power with respect to such shares. Mr. Dunlap also disclaims beneficial ownership of the 252,125 shares held by Union Bank as Trustee in the five irrevocable trusts established by Mr. Butterfield, except to the extent that he actually has or shares voting power or investment power with respect to such shares.

(5)
Mr. Butterfield is deemed to have sole voting and investment power over 2,110,103 shares of Class B common stock, which includes 2,036,202 shares that are held by the Stephen F. Butterfield Revocable Living Trust, of which Mr. Butterfield is a trustee. Mr. Butterfield is deemed to have shared voting and investment power over 1,838,816 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Butterfield is a director and president and owns 50.0% of the outstanding capital stock and (ii) 252,125 shares held by Union Bank in five separate irrevocable trusts for the benefit of Mr. Butterfield's children established upon the 2013 expiration of the GRAT previously established by Mr. Butterfield. Mr. Butterfield disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent that he actually has or shares voting power or investment power with respect to such shares.

(6)
Ms. Muhleisen is deemed to have sole voting and investment power over 2,484,319 shares of Class A common stock and reflects a distribution during 2013 from the GRAT established by Ms. Muhleisen, which expired during 2013. Ms. Muhleisen is deemed to have shared voting and investment power over 4,138,581 shares of Class A common stock, which includes (i) 105,327 shares jointly owned by Ms. Muhleisen and her spouse, which reflects shares previously held by F&M, of which Ms. Muhleisen is a director and president and, along with her husband, owns or controls 47.5% of the outstanding voting stock as of February 28, 2014, (ii) 720,658 shares owned by her spouse, (iii) 527,708 shares held by Ms. Muhleisen's adult son, (iv) 529,165 shares held by Ms. Muhleisen's adult daughter, (v) 350,000 shares held in two separate irrevocable trusts established by Ms. Muhleisen and her spouse during 2012, (vi) 349,860 shares held in two separate irrevocable trusts, which amount reflects transfers from the GRATs established by Ms. Muhleisen and her spouse in 2003, upon the expiration of their annuity terms in 2013; (vii) 349,860 shares held in two separate post-annuity trusts, which amount reflects transfers from the GRATs established by Ms. Muhleisen and her spouse in 2003, upon the expiration of their annuity terms in 2013; and (viii) shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of 1,206,003 shares held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen, a sister of Michael S. Dunlap, is a director, chairperson, president, and chief executive officer of and controls Union Bank through F&M. Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except to the extent that she actually has or shares voting power or investment power with respect to such shares. The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501. With respect to the number of shares of Class A common stock beneficially owned by Ms. Muhleisen that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2013, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2014.

(7)
Ms. Muhleisen is deemed to have shared voting and investment power over 1,234,385 shares of Class B common stock that are held by Union Bank as Trustee under Class B GRATs and irrevocable trusts established by Mr. Dunlap and Mr. Butterfield, respectively. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as Trustee under the Class B GRATs and irrevocable trusts, except to the extent that she actually has or shares voting power or investment power with respect to such shares.

(8)
Union Bank is deemed to have sole voting and investment power over 30,000 shares of Class A common stock that are held by the Union Bank profit sharing plan. Union Bank is deemed to have shared voting and investment power over 4,924,638 shares of Class A common stock, which includes (i) 110,000 shares held as trustee for the University of Nebraska Foundation, (ii) 147,752 shares held by Union Bank as Trustee under a Class A GRAT and a Class A charitable remainder trust established by Mr. Noordhoek, (iii) 3,748,635 shares of Class A common stock held by Union Bank in individual accounts for Ms. Muhleisen, her spouse, her adult daughter, and her adult son; and (iv) 918,251 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank's customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares. The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President. The number of shares of Class A common stock set forth in the table for Union Bank reflect the number of shares held by Union Bank as of December 31, 2013, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2014.

(9)
Union Bank is deemed to have shared voting and investment power over 1,234,385 shares of Class B common stock that are held by Union Bank as Trustee under Class B GRATs and irrevocable trusts established by Mr. Dunlap and Mr. Butterfield, respectively. Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.

(10)
On February 14, 2014, Deborah Bartels filed a Schedule 13G/A with the SEC indicating that she beneficially owned 5.6% of the Company's Class A common stock as of December 31, 2013. The amount set forth in the table reflects the number of shares reported in the Schedule 13G/A and includes (i) 1,297,040 shares held by Ms. Bartels, (ii) a total of 120,767 shares held in managed agency accounts for Ms. Bartels and her spouse by Union Bank, which is controlled by F&M, of which Ms. Bartels' brother, Mr. Dunlap, and sister, Ms. Muhleisen, are directors, executive officers, and significant shareholders; (iii) 217,150 shares held by Ms. Bartels' spouse; (iv) a total of 153,445 shares held by Union Bank as trustee for irrevocable trusts for the benefit of Ms. Bartels' adult sons and her spouse ("Post-GRAT Trusts") established upon the expiration of the annuity term of GRATs established by Ms. Bartels and her spouse; and (v) a total of 160,000 shares held by Union Bank as trustee for irrevocable trusts established by Ms. Bartels and her spouse, of which Ms. Bartels' adult sons and her spouse are the initial beneficiaries (the "Dynasty Trusts"). Ms. Bartels disclaims beneficial ownership of the shares held in the Post-GRAT Trusts and the Dynasty Trusts except to the extent that she actually has or shares voting power or dispositive power with respect to such shares. The shares held in the managed agency accounts, the Post-GRAT Trusts, and the Dynasty Trusts may also be deemed to be beneficially owned by Union Bank, Mr. Dunlap, and Ms. Muhleisen, and are included in the total number of shares beneficially owned by them as set forth in this table.

(11)
Includes shares held in six separate GRATs and three separate other irrevocable trusts established by Mr. Dunlap in 2011. Under the trusts, Whitetail Rock Capital Management, LLC ("WRCM") has been designated to serve as investment adviser with investment power with respect to assets held by the trusts and voting power with respect to the shares of stock held by the trusts. WRCM is not a beneficiary of any of the trusts, and is a majority owned subsidiary of the Company.

(12)
Includes 50,083 shares owned by Mr. Heimes' spouse. A total of 50,000 Class A shares are pledged as collateral for a line of credit agreement, of which approximately $266,000 was drawn as of February 28, 2014.

(13)
Includes 123,555 shares jointly owned by Mr. Kruger and his spouse, and 10,422 shares issued under the Company's Restricted Stock Plan, of which 2,384 vested in March 2014; the remaining shares will vest as follows: March 2015 - 2,384 shares; March 2016 - 2,384 shares; March 2017 - 2,385 shares; and March 2018 - 885 shares.

(14)
Includes 500 shares jointly owned by Mr. Munn and his spouse, and 5,450 shares issued under the Company's Restricted Stock Plan, of which 1,215 shares vested in March 2014; the remaining shares will vest as follows: March 2015 - 1,215 shares; March 2016 - 1,215 shares; March 2017 - 1,215 shares; and March 2018 - 590 shares.

(15)
Includes 190,411 shares held by the Jeffrey R. Noordhoek Trust, 126,462 shares held by Union Bank as trustee under a Post-Annuity Trust established by Mr. Noordhoek in 2013, which amount reflects a transfer from the GRAT established by Mr. Noordhoek in 2003, upon the expiration of the annuity term thereof in 2013, and 21,290 shares held by Union Bank as trustee under a Class A CRUT established by Mr. Noordhoek.

(16)
Includes 10,422 shares issued under the Company's Restricted Stock Plan, of which 2,384 shares vested in March 2014; the remaining shares will vest as follows: March 2015 - 2,384 shares; March 2016 - 2,384 shares; March 2017 - 2,385; March 2018 - 885 shares.

(17)
Includes 36,330 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. Also includes 500 shares owned by Mr. Abel's spouse.

(18)	Includes 3,573 shares that Mr. Cintani has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

(19)	Includes 20,776 shares that Ms. Farrell has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan.

(20)
Includes 38,307 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan and 3,102 shares owned by Mr. Henning's spouse. Also includes 30 shares acquired pursuant to the reinvestment of dividends qualifying for the exemption from Section 16 of the Securities Exchange Act of 1934 provided by Rule 16a-11 thereunder.

(21)
Includes 27,334 shares that Ms. Rath has elected to defer delivery of pursuant to the deferral election provisions of the Company's Directors Stock Compensation Plan. Also includes 1,200 shares owned by Ms. Rath's husband in an individual retirement account.

(22)
Includes 15,672 shares owned jointly by Mr. Reardon and his spouse in a margin securities account at a brokerage firm. Positions held in such account, including shares of the Company's Class A common stock, may under certain circumstances be pledged as collateral security for the repayment of debit balances, if any, in such account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership.  Executive officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2013, the Company's executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except as noted below.

One Form 4 report for each of the following members of the Company's Board of Directors: James P. Abel, William R. Cintani, Kathleen A. Farrell, Thomas E. Henning, and Kimberly K. Rath, with each Form 4 reporting one transaction relating to the issuance on June 21, 2013 of shares of Class A common stock or deferred phantom stock pursuant to the Directors Stock Compensation Plan in connection with annual Board service fees, was filed late on July 11, 2013 due to an administrative oversight by the Company staff.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the Nominating and Corporate Governance Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Nominating and Corporate Governance Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee may, in its discretion, submit certain transactions to the full Board of Directors for approval where it deems appropriate.

In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Nominating and Corporate Governance Committee for any related person transaction requiring pre-approval or ratification between meetings of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

All approved related party transactions are communicated to the full Board of Directors by the Chairman of the Nominating and Corporate Governance Committee, or his designee. Mr. Dunlap beneficially owns shares representing 67.4% of the combined voting power of the Company's shareholders as of February 28, 2014. Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors, including all members of the Nominating and Corporate Governance Committee, and has the power to defeat or remove each member.

Although there is no formal requirement for executive management of the Company to approve related party transactions, executive management reviews all related party transactions. Upon reviewing related party transactions, executive management takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction.

As Executive Chairman and controlling shareholder of the Company, Mr. Dunlap effectively has control over each member of the Company's executive management, who were initially hired by Mr. Dunlap and can be fired or otherwise penalized at his direction.

During 2013, the Company entered into certain transactions and had business arrangements with Union Bank and Trust Company and Union Financial Services. These transactions were reviewed and approved by the Nominating and Corporate Governance Committee and reviewed by executive management. Union Bank and Trust Company and Union Financial Services are related persons as discussed below. We cannot affirm whether or not the fees and terms of each transaction are substantially the same terms as those prevailing at the time for transactions with persons that do not have a relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). However, all related party transactions are based on available market information for comparable assets, products, and services and are extensively negotiated.

•
Union Bank and Trust Company - Union Bank is controlled by Farmers & Merchants Investment Inc. ("F&M"), which owns 81.4% of Union Bank's common stock and 15.4% of Union Bank's non-voting preferred stock. Michael S. Dunlap, a significant shareholder, Executive Chairman, and a member of the Board of Directors of the Company along with his spouse, owns or controls 48.6% of such stock. Mr. Dunlap serves as a director and Chairman of F&M. Ms. Muhleisen serves as a director and President of F&M and as a Director, Chairperson, President, and Chief Executive Officer of Union Bank. Union Bank is deemed to have beneficial ownership of various shares of Nelnet it holds because it serves in a capacity of trustee or account manager and may share voting and/or investment power with respect to such shares. At February 28, 2014, Union Bank beneficially owned 13.3% of the Company's common stock. The stock holdings of Union Bank are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen. At February 28, 2014, Mr. Dunlap beneficially owned 35.6% of the Company's outstanding common stock and Ms. Muhleisen beneficially owned 16.9% of the Company's outstanding common stock.

•
Union Financial Services, Inc. - Union Financial Services, Inc. (“UFS”) is a corporation which is owned 50% by Michael S. Dunlap, a significant shareholder, Executive Chairman, and a member of the Board of Directors of the Company, and 50% by Stephen F. Butterfield, Vice Chairman and a member of the Board of Directors of the Company.

Transactions with Union Bank

The Company has entered into certain contractual arrangements with Union Bank. These transactions include:

•
Loan purchases - During 2013, the Company purchased $478.4 million (par value) of Federal Family Education Loan Program (or "FFELP ") student loans from Union Bank. These loans were purchased at a discount of $11.4 million.

•
Loan servicing - As of December 31, 2013, the Company serviced $598.9 million of loans for Union Bank. Servicing revenue earned by the Company from this portfolio was $1.3 million for the year ended December 31, 2013.

•
Funding - The Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loans (the “FFELP Participation Agreement”). The Company uses this facility as a source to fund FFELP student loans. As of December 31, 2013, $342.5 million of loans were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days notice. This agreement provides beneficiaries of Union Bank's grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short term basis. The Company can participate loans to Union Bank to the extent of availability under the grantor trusts, up to $750 million or an amount in excess of $750 million if mutually agreed to by both parties. Loans participated under this agreement have been accounted for by the Company as loan sales. Accordingly, the participation interests sold are not included on the Company's consolidated balance sheets.

•
Operating cash - The majority of the Company's cash operating bank accounts are maintained at Union Bank. The Company also invests cash in the Short term Federal Investment Trust (“STFIT”) of the Student Loan Trust Division of Union Bank, which the Company uses as operating cash accounts. As of December 31, 2013, the Company had $182.5 million deposited at Union Bank in operating accounts or invested in the STFIT. Interest income earned from cash deposited in these operating cash accounts for the year ended December 31, 2013 was $0.1 million.

•
529 Plan administration - The Company provides certain 529 Plan administration services to certain college savings plans (the “College Savings Plans”) through a contract with Union Bank, as the program manager. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plans. In 2013, the Company received fees of $2.8 million from Union Bank related to the Company's administration services provided to the College Savings Plans.

•
Lease arrangements - Union Bank leases space in the Company's corporate headquarters building. During 2013, Union Bank paid the Company approximately $72,000 for rent. The lease agreement expires on June 30, 2018.

The Company leases approximately 6,900 square feet of office space from Union Bank. The Company paid Union Bank approximately $159,000 during 2013 in accordance with the lease agreement. The lease agreement expires in November 2016.

•	Other fees paid to Union Bank - During 2013, the Company paid Union Bank approximately $283,000 for administrative services, commissions, and cash management fees.

•
Other fees received from Union Bank - During 2013, the Company received approximately $188,000 from Union Bank related to an employee sharing arrangement and for providing health and productivity services.

•
Mortgage servicing agreement - On May 1, 2013, the Company entered into an agreement with Union Bank under which the Company was engaged by Union Bank to assist in performing various duties in connection with the expansion of Union Bank's mortgage loan operations and the servicing of mortgage loans. Per the terms of the agreement, each party will be responsible for 50 percent of all costs incurred directly related to the expansion of the mortgage loan operations. Additionally, each party will be entitled to receive 50 percent of the net income resulting from the mortgage loan operations. During 2013, the Company paid Union Bank approximately $52,000 for its portion of costs incurred related to the expansion of the mortgage loan operations.

•
Investment services - Union Bank has established various trusts whereby Union Bank serves as trustee for the purpose of purchasing, holding, managing, and selling investments in student loan asset-backed securities. On May 9, 2011, WRCM, an SEC-registered investment advisor and a subsidiary of the Company, entered into a management agreement with Union Bank, effective as of May 1, 2011, under which WRCM performs various advisory and management services on behalf of Union Bank with respect to investments in securities by the trusts, including identifying securities for purchase or sale by the trusts.  The agreement provides that Union Bank will pay to WRCM annual fees of 25 basis points on the outstanding balance of the investments in the trusts.  As of December 31, 2013, the outstanding balance of investments in the trusts was $734.8 million. In addition, Union Bank will pay additional fees to WRCM of up to 50% of the gains from the sale of securities from the trusts.  During 2013, the Company earned $12.9 million of fees under this agreement. As of December 31, 2013, accounts receivable included $3.3 million due from Union Bank related to fees earned by WRCM from these services.

On January 20, 2012, WRCM entered into a management agreement with Union Bank under which it was designated to serve as investment advisor with respect to the assets within several trusts established by Michael S. Dunlap. Union Bank serves as trustee for the trusts. Per the terms of this agreement, Union Bank pays WRCM five basis points of the aggregate value of the assets of the trusts as of the last day of each calendar quarter. Mr. Dunlap contributed a total of 3,375,000 shares of the Company's Class B common stock to the trusts upon the establishment thereof. During 2013, the Company earned approximately $61,000 of fees under this agreement.

During 2012 and 2013, WRCM established three private investment funds for the primary purpose of purchasing, selling, investing, and trading, directly or indirectly, in student loan asset-backed securities, and to engage in financial transactions related thereto. Mr. Dunlap, UFS, Jeffrey R. Noordhoek (an executive officer of the Company), F&M, Ms. Muhleisen and her spouse, and WRCM have invested $5.5 million, $1.0 million, $1.0 million, $2.0 million, $4.6 million, and $0.1 million, respectively, in certain of these funds. Based upon the current level of holdings by non-affiliated limited partners, the management agreements provide non-affiliated limited partners the ability to remove WRCM as manager without cause. WRCM earns 50 basis points (annually) on the outstanding balance of the investments in these funds, of which WRCM pays approximately 50 percent of such amount to Union Bank as custodian. As of December 31, 2013, the total outstanding balance of investments in these three funds was $116.7 million. During 2013, the Company paid Union Bank $0.3 million as custodian.

•
Defined contribution plan - Union Bank administers the Company's 401(k) defined contribution plan. Fees paid to Union Bank to administer the plan, approximately $370,000 in 2013, are paid by the plan's participants.

The net aggregate impact on the Company's consolidated statements of income for the year ended December 31, 2013 related to the transactions with Union Bank as described above was income of approximately $16.6 million.

The Company intends to maintain its relationship with Union Bank, which the Company's management believes provides certain benefits to the Company. Those benefits include Union Bank's knowledge of and experience in the FFELP industry, its willingness to provide services, and at times liquidity and capital resources on an expedient basis, and the proximity of Union Bank to the Company's corporate headquarters located in Lincoln, Nebraska.

The majority of the transactions and arrangements with Union Bank are not offered to unrelated third parties or subject to competitive bids. Accordingly, these transactions and arrangements not only present conflicts of interest, but also pose the risk to the Company's shareholders that the terms of such transactions and arrangements may not be as favorable to the Company as it could receive from unrelated third parties. Moreover, the Company may have and/or may enter into contracts and business transactions with related parties that benefit Mr. Dunlap and his sister, as well as other related parties, that may not benefit the Company and/or its minority shareholders.

Transactions with Union Financial Services

The Company owns a majority interest in an aircraft due to the frequent business travel needs of the Company's executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company's headquarters are located. UFS owns the remaining interest in the same aircraft. During 2013, the Company purchased an aircraft for total consideration of $5.8 million and sold an interest in such aircraft to UFS for $2.0 million. After this transaction, the Company and UFS own 65% and 35% of the aircraft, respectively. The aircraft joint ownership agreement between the Company and UFS for this aircraft will continue in effect on a month to month basis until terminated by mutual agreement. UFS will have the right to require the Company to purchase UFS's interest in the aircraft for an amount equal to UFS's pro rata portion (determined on the basis of its ownership percentage) of the aircraft's fair market value at that time. If the term of the joint ownership agreement is not extended by agreement of the Company and UFS, the aircraft must be sold and the net proceeds from the sale distributed to the Company and UFS in proportion to their ownership percentages. Under an aircraft maintenance agreement among the Company, UFS, and an unrelated aviation service company, a total of approximately $0.6 million in management fees was paid to the service company in 2013, which amount was allocated to the Company and UFS based on their respective ownership percentages. The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by UFS, and that both the Company and UFS must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

Transactions with Hudl

The Company and Mr. Dunlap have invested approximately $200,000 and $488,000, respectively, in Hudl, with resulting equity ownership interests of 1.3 percent and 3.4 percent, respectively. In addition, on July 14, 2011, the Company entered into a line of credit agreement with Hudl whereby the Company provided a $2.5 million revolving line of credit to Hudl. The agreement terminates July 14, 2014, with the Company having an early termination option. There are currently no amounts drawn upon the line of credit by Hudl. In consideration for this line of credit, Hudl issued the Company stock warrants which entitle the Company to purchase an additional 2.5 percent in equity ownership interests in Hudl for a price of $625,000. The warrants expire January 14, 2015. Mr. Dunlap has served on the Board of Directors of Hudl since March 2011. Mr. Graff, a nominee for election to the Company's Board of Directors, is the CEO of Hudl.

Other Transactions

During 2013, the Company engaged Talent Plus to perform leadership talent profiles for certain Company associates. The Company paid Talent Plus approximately $7,200 related to those services in 2013. Ms. Rath, who serves on the Company's board of directors, is the Chairperson of Talent Plus, and with her spouse is a principal owner.

Mr. Cintani, who serves on the Company's board of directors, has a son, Brian Cintani, 37, who is employed by the Company as an experienced financial analyst in the Company's capital markets group.  During the year ended December 31, 2013, Brian Cintani's total compensation was approximately $134,000, including the grant date fair value of a restricted stock award that vests over the next five years.  Brian Cintani has been employed by the Company since 2002 and his employment preceded Mr. Cintani's service as a director which began in May 2012.

In addition to the foregoing, from time to time, the Company, some of the Company's executive officers, and some of the members of the Company's Board of Directors invest in small or startup companies, often in the Company's local community.  In some cases, executive officers of the Company may also serve as members of the Board of Directors of such companies in connection with the investment.

In November 2010, the Company and certain executive officers and board members invested a total of $1.5 million in Xuba, LLC. Xuba, LLC is located in Omaha, Nebraska and offers an innovative social commerce model that delivers a personalized customer experience to its clients. The investors and amount invested include the Company ($1.0 million) and certain executive officers and board members ($0.5 million, including $250,000 invested by UFS and $150,000 by Jeffrey R. Noordhoek, the Company's Chief Executive Officer). Mr. Noordhoek is a Director of Xuba, LLC.

The Company and certain executive officers have invested a total of $853,000 in Capricorn Healthcare and Special Opportunities, LP ("Capricorn"). Capricorn is located in Palo Alto, California and is a limited partnership that primarily invests in healthcare-related companies. As of December 31, 2013, the investors and amount invested include the Company ($406,000), Mr. Dunlap ($406,000), and Mr. Noordhoek ($41,000).

Neither the Company, the Company's executive officers, nor members of the Company's Board of Directors, individually or in the aggregate, owns a majority interest in any of these companies.

While the Company does not deem these investments to be related party transactions, the Company reports investment activity of this type to the Board of Directors.

AUDIT COMMITTEE REPORT

Report of the Board Audit Committee
The Audit Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the integrity of the Company's consolidated financial statements, the Company's system of internal control over financial reporting, the Company's policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company's independent auditor, the performance of the Company's internal and independent auditors, and the Company's compliance with legal and regulatory requirements. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company's independent auditor. The Committee is currently comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.com. The Board has determined that each Committee member is independent under the standards of director independence established under the Company's Corporate Governance Guidelines and the New York Stock Exchange listing requirements and is also independent under applicable independence standards of the Exchange Act and the SEC rules thereunder.
The Committee serves in an oversight capacity and is not part of the Company's managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the Company's internal control over financial reporting. The Company's independent auditor, KPMG LLP, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to oversee the financial reporting process and to review and discuss management's report on the Company's internal control over financial reporting. The Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and the independent auditor.
The Committee held seven meetings during 2013. The Committee, among other things:

•	Reviewed and discussed the Company's earnings releases, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K, including the consolidated financial statements

•	Reviewed and discussed the Company's policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate

•	Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2013 and summaries of the reports to management by the internal auditor

•	Reviewed and discussed the annual plan and scope of the work of the independent auditor

•	Reviewed and discussed reports from management on the Company's policies regarding applicable legal and regulatory requirements

•	Met with KPMG LLP, the internal auditor, and Company management in separate executive sessions

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2013 with management, the internal auditor, and KPMG LLP. The Committee reviewed and discussed the critical accounting policies as set forth in the Company's Annual Report on Form 10-K, management's annual report on the Company's internal control over financial reporting, and KPMG LLP's opinion on the effectiveness of internal control over financial reporting. The Committee also discussed with management and the internal auditor the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's annual report on the Company's internal control over financial reporting.

The Committee discussed with KPMG LLP matters related to the audit of the Company's consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company's consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Committee concerning independence. The Committee discussed with KPMG LLP their independence from the Company. When considering KPMG LLP's independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company's internal control over financial reporting were compatible with maintaining their independence. The Committee also reviewed and pre-approved, among other things, the audit, audit-related, and tax services performed by KPMG LLP. For tax services, the pre-approval included discussion with KPMG concerning their independence as required by the PCAOB Rule 3524 (Audit Committee Pre-approval of Certain Tax Services). The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee's review and these meetings, discussions, and reports, and subject to the limitations on the Committee's role and responsibilities referred to previously and in the Audit Committee Charter, the Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2013 be included in the Company's 2013 Annual Report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company's independent auditor for the year ending December 31, 2014 and is presenting the selection to the shareholders for ratification.

Respectfully submitted,

Thomas E. Henning, Chairman
Kathleen A. Farrell
William R. Cintani

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company's independent registered public accounting firm. This proposal is put before the shareholders because the Board believes that it is good corporate practice to seek shareholder ratification of the selection of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders' vote when determining whether to continue the firm's engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2014.

The affirmative vote of the majority of votes cast at the Annual Meeting is required to ratify the appointment of KPMG LLP. Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2014.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2013 and 2012 are set forth below.

	2013	2012
Audit fees	$574,400	565,875
Audit-related fees	1,028,073	954,349
Tax fees	329,552	135,496
All other fees	1,650	1,650
Total	$1,933,675	1,657,370

Audit-related fees were for assurance and other services related to service provider compliance reports, including Service Organization Controls (SOC1) reports on the effectiveness of the Company's controls for student loan servicing and other services provided for its customers, employee benefit plan audits, agreed-upon procedures for Company-sponsored student loan securitization financings and other matters, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

All other fees represent the amount paid by the Company for access to an on-line accounting and tax reference tool.

The Audit Committee's pre-approval policy and procedures are outlined in its charter. The Audit Committee has the sole authority to appoint, retain, and terminate the Company's independent auditor, which reports directly to the Audit Committee. The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company. All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company's Named Executives Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The Company is therefore providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program.

Based on the results of the advisory vote on the frequency of future advisory votes on executive compensation at the Company's 2011 annual meeting of shareholders, where the Company's shareholders voted in favor of holding an advisory vote on executive compensation every year (as opposed to every two years or every three years), and consistent with the Board of Directors' previous recommendation to the Company's shareholders in connection with such frequency vote, the Board of Directors determined that, until the next vote on the frequency of holding advisory votes on executive compensation, the Company will hold a non-binding advisory vote on executive compensation every year. Therefore, the next advisory vote on executive compensation will occur at the Company's 2014 annual meeting of shareholders. The Company must hold an advisory vote on the frequency of holding advisory votes on executive compensation at least once every six years.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's objective for its executive compensation program is to attract, motivate, develop, and retain executives who will contribute to the Company's long-term success and the creation of shareholder value. The Company seeks to accomplish this objective in a way that rewards performance and is aligned with its shareholders' long-term interests, and the Company's compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The framework and executive compensation philosophy are established by an independent Compensation Committee of the Board of Directors. The following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:

•	Incentive plans that are based upon financial and operational goals that are reviewed annually by the Compensation Committee.

•	An annual risk assessment conducted by the Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent.

•	A robust share ownership and retention policy.

The Compensation Discussion and Analysis and the compensation tables and disclosures provided in this Proxy Statement describe the Company's executive compensation program in more detail, and discuss the following key elements of the program:

•
Mr. Dunlap's salary as Chief Executive Officer for 2013 was $500,000 and has not been increased since 2006, and his annual performance-based incentive opportunity will not exceed an additional $500,000.

•	Mr. Dunlap beneficially owns 16.5 million shares, or 35.6%, of the Company's outstanding Class A and Class B common stock, which significantly aligns his interests with the shareholders' interests.

•
None of the Named Executive Officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide any perquisites, tax reimbursements, or change in control benefits to the Named Executive Officers that are not available to other employees.

•	Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its strong financial performance, and is asking shareholders to approve the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As an advisory vote, the vote on this proposal is not binding upon the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Accordingly, the Company's shareholders are asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval of the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 4 - APPROVAL OF AMENDMENT TO THE RESTRICTED STOCK PLAN TO EXTEND THE DURATION OF THE PLAN

Background

The Board of Directors has recommended that the shareholders approve an amendment to the Nelnet, Inc. Restricted Stock Plan (the “Restricted Stock Plan”) to extend the duration of the Restricted Stock Plan to May 22, 2024, which is ten years from the date of the Annual Meeting.

The Restricted Stock Plan was originally adopted in November 2003 and has been previously amended from time to time, as approved by the shareholders. The Restricted Stock Plan provides for grants of awards of restricted shares and restricted stock units to employees of the Company and its subsidiaries and affiliates, and allows for the issuance of a total of 4,000,000 shares of Class A common stock pursuant to restricted share or restricted stock unit awards.

As of December 31, 2013, there were 2,314,802 remaining shares of Class A common stock available for issuance in connection with future awards under the Restricted Stock Plan. The Board of Directors has approved the amendment to the Restricted Stock Plan to extend the duration of the Restricted Stock Plan so that the Company can utilize the previously authorized shares under the Restricted Stock Plan for anticipated awards to employees. In March 2014, to the extent that employees elected to receive their 2013 annual performance incentive bonus awards in stock instead of cash (including additional shares equal to 15% of the amount of their performance incentive bonus they elected to receive in stock), a portion of the Company’s 2013 annual performance incentive bonuses awarded to employees was paid in a total of 78,363 fully vested (but subject to a one-year restriction on transfer)

shares of Class A common stock issued pursuant to the Restricted Stock Plan, subject to shareholder approval of the amendment to extend the duration of the Restricted Stock Plan. It is the Company’s intention to pay future annual performance-based incentives, if any, and to the extent that employees elected to receive their incentive awards in stock instead of cash, in Class A common stock issued pursuant to the Restricted Stock Plan.

As of March 27, 2014, the Company had 35,032,509 shares of Class A common stock and 11,491,932 shares of Class B common stock outstanding. During the fiscal years ended December 31, 2013, 2012, and 2011, the Company issued 186,690 shares, 291,812 shares, and 277,843 shares, respectively, of Class A common stock pursuant to awards granted under the Restricted Stock Plan, including 49,947 shares, 116,563 shares, and 193,867 shares, respectively, issued to employees who elected to receive payment of their annual performance incentive bonus compensation in shares of Class A common stock, and as a result also received additional shares with a value corresponding to 15 percent of the amount of their bonus they elected to receive in stock. All such shares of Class A common stock issued in connection with the payment of annual performance incentive bonus compensation in 2013, 2012, and 2011 were fully vested but restricted from transfer for one year from the date of issuance.

The Board of Directors believes that the availability of shares for Restricted Stock Plan awards is important to the Company and advances the interests of the Company and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its subsidiaries and affiliates upon whose judgment, initiative, and efforts the continued success, growth, and development of the Company is dependent.

The Company is seeking shareholder approval of the amendment to the Restricted Stock Plan in order to comply with applicable New York Stock Exchange rules.

Summary of the Plan

The following is a summary of the principal features of the Restricted Stock Plan, a copy of which is attached to this proxy statement as Appendix A. In addition, the Company will furnish a copy of the Restricted Stock Plan to any shareholder upon written request to the Company’s Corporate Secretary.

Total Shares Reserved for Issuance

Subject to equitable adjustment in the event of any stock split, stock dividend, or similar transaction, the total number of shares of Class A common stock reserved for issuance in connection with awards under the Restricted Stock Plan is 4,000,000. If any awards are forfeited, canceled, terminated, exchanged, or surrendered, or such award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the Restricted Stock Plan with respect to such award are, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, or surrender, again available for awards under the Restricted Stock Plan. Any shares of Class A common stock issued pursuant to an award may be either authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

Administration

The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, and such Committee has full and final authority to make all decisions and determinations as may be required under the terms of the Restricted Stock Plan or as the Committee may deem necessary or advisable for the administration of the Restricted Stock Plan, in each case subject to and consistent with the provisions of the Restricted Stock Plan. Subject to the provisions of the Restricted Stock Plan, the Committee may select employees to whom awards may be granted, determine the number of awards to be granted and the number of shares to which an award may relate, and determine the terms and conditions of any award granted under the Restricted Stock Plan.

Eligibility and Participation

Any employee of the Company, a subsidiary of the Company, or an affiliate of the Company may be granted an award under the Restricted Stock Plan. An award may be granted to an employee in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a subsidiary, or an affiliate. However, any such award may not become vested prior to the date the employee first performs such services. As of December 31, 2013, the Company and its subsidiaries had a total of approximately 2,800 employees.

During the year ended December 31, 2013, approximately 160 employees received awards under the Restricted Stock Plan. During the quarterly period ended March 31, 2014, approximately 200 employees received awards under the Restricted Stock Plan that were subject to shareholder approval of the amendment to extend the duration of the Restricted Stock Plan. In March 2014, the

Company’s 2013 annual performance-based incentives awarded to management were paid in fully vested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan that were subject to such shareholder approval.

Restricted Share Awards

Awards of restricted shares are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose. Such restrictions lapse under circumstances as the Compensation Committee may determine, including upon a specified period of continued employment or upon the achievement of performance criteria. Except to the extent restricted under the award agreement, an eligible employee granted restricted shares has all of the rights of a shareholder, including the right to vote restricted shares and receive dividends thereon. Except as otherwise determined by the Compensation Committee, upon termination of service during the applicable restriction period, restricted shares and any accrued but unpaid dividends that are at that time subject to restrictions will be forfeited.

Restricted Stock Unit Awards

Each restricted stock unit awarded represents a right for one share of Class A common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Restricted Stock Plan and the award agreement. A restricted stock unit award agreement may provide for forfeiture and cancellation of the restricted stock units upon termination of the participant’s employment with the Company or nonperformance of specified performance measures established by the Compensation Committee. A restricted stock unit award agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the restricted stock units to vest and become no longer subject to forfeiture. Restricted stock units shall not be credited with dividend equivalents unless specifically provided for in the award agreement, and then only upon such terms and conditions as set forth in the award agreement.

Restricted stock units (if not previously canceled or forfeited) shall be settled in accordance with the terms and conditions of the applicable award agreement. A restricted stock unit award agreement may provide that settlement may be made solely through the issuance of shares or, at the mutual election of the participant and the Company, in a combination of shares and cash.

Nontransferability

Unless otherwise set forth by the Compensation Committee in an award agreement, awards are not transferable by an eligible employee except by will or the laws of descent and distribution (except pursuant to a beneficiary designation). An eligible employee’s rights under the Restricted Stock Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and may not be subject to claims of the eligible employee’s creditors.

Amendment

The Board of Directors may amend, alter, suspend, discontinue, or terminate the Restricted Stock Plan without the consent of the shareholders of the Company or participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. However, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Restricted Stock Plan may materially and adversely affect the rights of such participant under any award previously granted to the participant.

Duration

The Restricted Stock Plan was by its original terms subject to termination as to future awards on November 13, 2013. The Board of Directors has approved an amendment to extend the duration of the Restricted Stock Plan whereby, if approved by the shareholders, the Restricted Stock Plan will terminate as to future awards on May 22, 2024, which is ten years from the date of the Annual Meeting.

Principal Federal Income Tax Consequences

The principal United States federal income tax consequences to participants and the Company with respect to awards of restricted shares or restricted stock units made to selected employees under the Restricted Stock Plan are summarized below. This summary is based on the Internal Revenue Code of 1986 and IRS regulations in effect as of the date of this proxy statement.

Restricted Share Awards

A grantee of a restricted share award normally will not recognize taxable income upon an award of restricted shares, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time, plus the amount of any dividends to which the grantee then becomes entitled. However, a grantee may elect, pursuant to Section 83(b) of the Internal Revenue Code within 30 days after the date of grant, to recognize ordinary taxable income in the year the restricted shares are awarded in an amount equal to their fair market value on the date of grant, determined without regard to the restrictions. In any case, the Company will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Restricted Stock Unit Awards

The award of a restricted stock unit will not result in any immediate tax consequences to the Company or the grantee. Upon conversion of a restricted stock unit to a common stock share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. The Company will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

Golden Parachute Tax and Section 280G of the Internal Revenue Code

If an award is accelerated as a result of a change in control of the Company, all or a portion of the value of the award at that time may be a “parachute payment” under Section 280G of the Internal Revenue Code for certain employees. Section 280G generally provides that if parachute payments equal or exceed three times an award holder’s average W-2 compensation for the five tax years preceding the year of the change in control, the Company will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual. An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual’s historical average compensation. Section 280G of the Internal Revenue Code generally applies to employees if within the 12-month period preceding the change in control the employee is an officer of the Company, a shareholder owning more than one percent of the stock of the Company, or a member of the group consisting of the lesser of the highest paid one percent of the employees of the Company or the highest paid 250 employees of the Company. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete discussion or analysis of all potential tax consequences relevant to recipients of awards under the Restricted Stock Plan. The discussion does not include the tax treatment of awards under the Restricted Stock Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Securities Registration

The Company has registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the shares of stock authorized under the Restricted Stock Plan. Accordingly, participants will be able to sell shares issued under the Restricted Stock Plan once any vesting and other restriction periods under the Restricted Stock Plan are satisfied, subject to other requirements of the Securities Act.

New Plan Benefits

Although the levels and recipients of future restricted share and restricted stock unit awards under the Restricted Stock Plan are not currently determinable since such awards will be based in part upon the future performance and the relative compensation objectives for possible recipients, restricted shares were awarded under the Restricted Stock Plan during the year ended December 31, 2013 and during the quarterly period ended March 31, 2014 as follows:

	Year ended December 31, 2013		Quarterly period ended March 31, 2014(1)
	Dollars value ($)	Number of shares	Dollar value($)	Number of shares

Michael S. Dunlap Chief Executive Officer in 2013; appointed as Executive Chairman effective January 1, 2014	—	—	—	—

Terry J. Heimes Chief Financial Officer in 2013; appointed as Chief Operating Officer effective January 1, 2014	287,506	8,481	287,522	6,895

Jeffrey R. Noordhoek President in 2013; appointed as Chief Executive Officer effective January 1, 2014	—	—	575,001	13,789

Timothy A. Tewes President and Chief Executive Officer, Nelnet Business Solutions, a subsidiary of Nelnet, Inc. in 2013; appointed as President effective January 1, 2014	150,008	4,425	265,045	6,356

William J. Munn Corporate Secretary, Chief Governance Officer, and General Counsel	171,907	5,071	186,316	4,468

Executive Group	960,693	28,339	1,693,938	40,622

Non-Executive Director Group	—	—	—	—

Non-Executive Officer Employee Group	5,500,285	158,351	5,908,494	141,339

(1)	The awards during the quarterly period ended March 31, 2014 are subject to shareholder approval of the amendment to extend the duration of the Restricted Stock Plan.

Equity Compensation Plan Information
The following table summarizes, as of December 31, 2013, information about compensation plans under which equity securities are authorized for issuance.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	—	—	3,007,307 (1)
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	3,007,307

(1)
Includes 2,314,802, 116,291, and 576,214 shares of Class A common stock remaining available for future issuance under the Nelnet, Inc. Restricted Stock Plan, Nelnet, Inc. Directors Stock Compensation Plan, and Nelnet, Inc. Employee Share Purchase Plan, respectively.

The Board of Directors has unanimously approved the amendment, and recommends that the Company’s shareholders vote “FOR” approval of the amendment to the Restricted Stock Plan to extend the duration of the Restricted Stock Plan to May 22, 2024.

PROPOSAL 5 - APPROVAL OF THE EXECUTIVE OFFICERS INCENTIVE COMPENSATION PLAN

Background

The Board of Directors has established an Executive Officers Incentive Compensation Plan that is intended to provide the Company’s executive officers with an opportunity to earn incentive compensation based on certain performance measures that may be established by the Compensation Committee, and to allow compensation under that plan to qualify as tax-deductible “performance based compensation” under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company’s income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer or one of the three highest paid executive officers of the company (other than the chief executive officer or the chief financial officer), referred to as “covered employees,” on the last day of that tax year. This limitation does not apply to qualifying “performance based compensation” meeting the requirements of Section 162(m) and the regulations thereunder, which requirements include, among other things, the following: (i) payment of the compensation must be contingent upon achievement of performance goals that are established and administered by an independent committee of the board of directors in a manner specified under Section 162(m); (ii) the material terms of the performance measures that may be used to establish the performance goals must be approved by shareholders; (iii) there must be a limit on the amount of compensation that may be paid to any participant during a specified period of time or the compensation must be based on a formula; and (iv) achievement of the pre-established performance goals must be substantially uncertain at the time the individual awards are approved.

The Company is seeking shareholder approval of the performance measures to be used for performance based incentive compensation to covered employees under the Executive Officers Incentive Compensation Plan in order to allow such compensation to qualify for the “performance based compensation” exemption from the limits on tax deductibility imposed by Section 162(m), provided the other requirements of Section 162(m) are met, and shareholder approval of this proposal will constitute approval of the performance measures set forth in the Executive Officers Incentive Compensation Plan for purposes of Section 162(m). If the Company's shareholders do not approve this proposal, the Company will not be able to provide incentive compensation payments pursuant to the Executive Officers Incentive Compensation Plan to "covered employees" that are eligible to qualify as tax-deductible "performance based compensation" under Section 162(m).

In addition, it is anticipated that some executive officers who earn incentive compensation under the Executive Officers Incentive Compensation Plan may elect to receive payment of all or a portion of that compensation in shares of Class A common stock issued under the Company’s Restricted Stock Plan, provided that the Company’s shareholders approve the extension of the duration of the Restricted Stock Plan (see Proposal 4 - Approval of Amendment to the Restricted Stock Plan to Extend the Duration of the Plan). Therefore, the Company is also seeking shareholder approval of the Executive Officers Incentive Compensation Plan to ensure compliance with NYSE rules.

Summary of the Plan

The following is a summary of the principal features of the Executive Officers Incentive Compensation Plan, a copy of which is attached to this proxy statement as Appendix B. In addition, the Company will furnish a copy of the plan to any shareholder upon written request to the Company’s Corporate Secretary.

Administration

The Executive Officers Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors, and the Compensation Committee has the authority to make determinations as may be required under the terms of the plan.

Eligibility and Participation

The Executive Officers Incentive Compensation Plan provides that each of the Company’s executive officers is eligible to be selected by the Compensation Committee to participate in the plan. As of March 31, 2014, the Company had six executive officers.

Performance Measures and Determination of Awards

The performance measures for purposes of Section 162(m), which may also be used for awards to executive officers who are not “covered employees” under Section 162(m), are generally described in the Executive Officers Incentive Compensation Plan as follows:

•
Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and foreign currency adjustments; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based business and increases in revenues through both organic growth and acquisitions); student loan assets; and total assets;

•	Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital), and ratio of common equity to total assets;

•
Share price or shareholder return performance (including, but not limited to, growth measures and total shareholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

•
Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under the student loan servicing contract with the U.S. Department of Education);

•
Cash flow measures (including, but not limited to, cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized student loan portfolio));

•	Market share;

•	Operating performance and efficiency targets;

•	Employee engagement, productivity, and satisfaction measures;

•	Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;

•	Business segment performance measures (including growth in customer base, revenues, and segment profitability, as well as management of operating expense levels);

•
Consummation of acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);

•	Performance of investments; and

•	Regulatory compliance measures.

The Executive Officers Incentive Compensation Plan provides that any performance measure(s) may be used to measure the performance of the Company as a whole and/or any one or more operating segments and/or subsidiaries of the Company or any combination thereof, as the Compensation Committee may deem appropriate, and any performance measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

The Compensation Committee may provide that any evaluation of attainment of a performance measure may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (iv) any reorganization or restructuring transactions; (v) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (vi) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect payments to covered employees under Section 162(m), they must be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

In no case may the Compensation Committee increase the value of compensation intended to qualify as "performance based compensation" under Section 162(m) above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Compensation Committee retains the discretion to reduce the value below the maximum.

Payment of Awards

Awards for a plan year are to be paid promptly after the Compensation Committee has determined that such awards are payable, and in any event the timing of the payment of awards must comply with Section 409A of the Internal Revenue Code. It is anticipated that some participants may elect to receive payment of all or a portion of their award in shares of Class A common stock issued under the Restricted Stock Plan, provided that the Company's shareholders approve the extension of the duration of the Restricted Stock Plan discussed under Proposal 4 above.

Annual Per Participant Limit on Awards

In no event will the amount paid under the Executive Officers Incentive Compensation Plan to a participant with respect to any calendar year exceed the lesser of (i) 150% of that participant’s base salary for that year; or (ii) $1,000,000.

Nontransferability

No awards or rights under the Executive Officers Incentive Compensation Plan may be transferred or assigned other than by will or the laws of descent and distribution.

Amendments and Termination

The Board of Directors may terminate the Executive Officers Incentive Compensation Plan at any time and may amend it from time to time. However, no termination or amendment of the Executive Officers Incentive Compensation Plan may adversely affect the rights of a participant to a previously earned award.

Effective Date and Duration

The Executive Officers Incentive Compensation Plan is effective as of January 1, 2014, and will expire on January 1, 2019.

Principal Federal Income Tax Consequences

An award under the Executive Officers Incentive Compensation Plan will be taxable income to the participant at the time of payment. The participant will have ordinary compensation income equal to the amount of the payment received and the Company expects that it will generally be entitled to a corresponding tax deduction in the same amount.

Although the Executive Officers Incentive Compensation Plan is designed so that awards may qualify for the performance based compensation exemption under Section 162(m), the Compensation Committee reserves the right to make awards that do not qualify for this exemption, and, in some cases, the exemption may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow tax deductions that would otherwise be available to the Company.

New Plan Benefits

The Company cannot currently determine the benefits subject to awards that may be granted in the future to executive officers under the Executive Officers Incentive Compensation Plan. Such awards will be subject to the annual per participant limits discussed above and as set forth in Section 4(c) of the plan document attached to this proxy statement as Appendix B.

Although the levels of future awards under the Executive Officers Incentive Compensation Plan are not currently determinable since such awards will be based in part upon the future performance and the relative compensation objectives for participants, the dollar value of incentive bonus compensation paid in 2014 to the Company’s executive officers for services rendered during the year ended December 31, 2013 was as follows:

	Year ended December 31, 2013

Michael S. Dunlap Chief Executive Officer in 2013; appointed as Executive Chairman effective January 1, 2014	$500,000

Terry J. Heimes Chief Financial Officer in 2013; appointed as Chief Operating Officer effective January 1, 2014	537,522	(a)

Jeffrey R. Noordhoek President in 2013; appointed as Chief Executive Officer effective January 1, 2014	575,001	(a)

Timothy A. Tewes President and Chief Executive Officer, Nelnet Business Solutions, a subsidiary of Nelnet, Inc. in 2013; appointed as President effective January 1, 2014	215,009	(a)

William J. Munn Corporate Secretary, Chief Governance Officer, and General Counsel	161,277	(a)

Executive Group	2,218,826

(a)	The executive officer elected to receive payment of their incentive or a portion of their incentive in shares of Class A common stock issued under the Restricted Stock Plan.

The Board of Directors has unanimously approved the Executive Officers Incentive Compensation Plan and the performance measures thereunder, and recommends that the Company’s shareholders vote “FOR” approval of the Executive Officers Incentive Compensation Plan.

OTHER SHAREHOLDER MATTERS

Householding

Under SEC rules, we are allowed to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more shareholders sharing the same address. We may do this only if the shareholders at that address share the same last name or if we reasonably believe that the shareholders are members of the same family or group. If we are sending a Notice, the envelope must contain a separate Notice for each shareholder at the shared address. Each Notice must also contain a unique control number that each shareholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each shareholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our shareholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, shareholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-800-542-1061, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days of receipt of your request, following which you will begin receiving an individual copy of the material.

You can also contact Broadridge at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Business

On the date that this Proxy Statement is first made available to shareholders, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2015 Annual Meeting

Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders, currently scheduled for May 21, 2015, must be received at the Company's offices at 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 9, 2014, to be eligible for inclusion in the Company's 2015 proxy materials. The inclusion of any such proposal in such proxy materials shall be subject to the requirements of the proxy rules adopted under the Exchange Act, (the “Proxy Rules”). The submission of a shareholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to the Proxy Rules. The Company's Bylaws provide that the Secretary of the Company must receive notice of any such proposal or nominations for the Company's 2015 Annual Meeting between January 21 and February 20, 2015 (90 to 120 days before the 2015 Annual Meeting date). The notice must contain the information required by the Company's Bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company's Bylaws is available at the Company's Web site at www.nelnetinvestors.com under “Corporate Governance” - “Corporate Documents” or is available upon request to: Nelnet, Inc., 121 South 13th Street, Suite 100, Lincoln, Nebraska 68508, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted under the Securities Act of 1933) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the Exchange Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

Appendix A

NELNET, INC.
RESTRICTED STOCK PLAN
As amended through May 22, 2014
1.Purpose.

The purpose of the Nelnet, Inc. Restricted Stock Plan is to advance the interests of Nelnet, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of Nelnet, Inc. and its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of Nelnet, Inc. is dependent.

2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of equity interests of such entity or at least 20% of the ownership interests in such entity.

(b)“Award” means any Restricted Share or Restricted Stock Unit granted to an Eligible Employee under the Plan.

(c)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)“Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Employee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Employee, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)“Board” means the Board of Directors of the Company.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)“Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; provided further, however, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)“Company” means Nelnet, Inc., a corporation organized under the laws of Nebraska, or any successor corporation.

(i)“Eligible Employee” means an employee of the Company, a Subsidiary or an Affiliate, including any director who is also an employee. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services.

(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(k)“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

Appendix A

(l)“Participant” means an Eligible Employee who has been granted an Award under the Plan.

(m)“Plan” means this Nelnet, Inc. Restricted Stock Plan.

(n)“Restricted Shares” means an Award of Shares under Section 5 thereof that may be subject to certain restrictions and to a risk of forfeiture.

(o)“Restricted Stock Units” means an Award of Restricted Stock Units under Section 5 hereof, which represent the right to receive Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

(p)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(q)“Shares” means Class A common stock, $.01 par value per share, of the Company.

(r)“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain.

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)to select Eligible Employees to whom Awards may be granted;

(ii)to designate Affiliates;

(iii)to determine the number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(v)to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Eligible Employee;

(vi)to prescribe the form of each Award Agreement, which need not be identical for each Eligible Employee;

(vii)to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii)to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder;

(ix)to accelerate the vesting of all or any portion of any Award;

(x)to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi)to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Appendix A

(b)Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee and shareholders of any of the foregoing. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

(c)Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.Shares Subject to the Plan.

(a)Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be four million (4,000,000). No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

(b)In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c)Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.Specific Terms of Awards.

(a)General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 7(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i)Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

Appendix A

(ii)Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(c)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Employees on the following terms and conditions:

(i)Nature of Restricted Stock Units; Accounts. Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

(ii)Forfeiture and Vesting. A Restricted Stock Unit Award Agreement may provide for forfeiture and cancellation of the Restricted Stock Units upon termination of the Participant’s employment with the Company or nonperformance of specified performance measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to forfeiture.

(iii)Settlement and Certificates for Shares. Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock Unit Award, the Company may deliver to the Participant a certificate for the number of Shares issued to the Participant in settlement of the Award.

(iv)Dividend Equivalents. Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement. For purposes of this provision, the term “Dividend Equivalent” means a right with respect to a Restricted Stock Unit to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to a Restricted Stock Unit Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

6.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

Appendix A

(b)Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant or maturation of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(c)Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation). An Eligible Employee’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employee’s creditors.

(d)Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.General Provisions.

(a)Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time.

(c)Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state, local and foreign law.

(d)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alternation shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

Appendix A

(e)No Rights to Awards; No Shareholder Rights. No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f)Unfunded Status of Awards. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

(h)Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

(i)No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

(k)Effective Date; Plan Termination. The Plan shall become effective as of November 13, 2003. The Plan shall terminate as to future Awards on May 22, 2024, which is ten (10) years after the date that the shareholders of the Company approved this provision, as amended.

(l)Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Appendix B

NELNET, INC.
EXECUTIVE OFFICERS INCENTIVE COMPENSATION PLAN

1.Purpose.

The purpose of the Nelnet, Inc. Executive Officers Incentive Compensation Plan is to advance the interests of Nelnet, Inc. and its shareholders by strengthening its ability to attract, retain, and motivate executive officers of Nelnet, Inc. upon whose judgment, initiative and efforts the continued success, growth and development of Nelnet, Inc. is dependent, by providing them with opportunities to earn performance-based incentive compensation that aligns their interests with the interests of the shareholders, including the achievement of long-term strategic business objectives, and to allow such compensation to qualify as tax-deductible “performance based compensation” under Section 162(m) of the Internal Revenue Code.
2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Award” means the amount of incentive compensation for a Plan Year that the Committee has determined is payable to a Participant in accordance with the Plan.

(b)“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(e)“Committee” means the Compensation Committee of the Board.

(f)“Company” means Nelnet, Inc., a corporation organized under the laws of Nebraska, or any successor corporation.

(g)“Covered Employee” means a “covered employee” of the Company within the meaning of Section 162(m) of the Code.

(h)“Executive Officer” means an “executive officer” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, including the Executive Chairman of the Board.

(i)“Participant” means an Executive Officer (who may also be a Covered Employee) who has been selected by the Committee to participate in the Plan for a particular Plan Year and be eligible to receive an Award for that Plan Year.

(j)“Performance Based Compensation” means “performance based compensation” within the meaning of Section 162(m) of the Code.

(k)“Plan” means this Nelnet, Inc. Executive Officers Incentive Compensation Plan.

(l)“Plan Year” means a calendar year or such other period established by the Committee.

3.Administration. The Plan shall be administered by the Committee. For each Plan Year, the Committee shall select those Executive Officers who will participate in the Plan and be eligible for an Award under the Plan for that Plan Year. Consistent with the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall deem advisable, and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Executive Officers selected by the Committee to participate in the Plan.

Appendix B

4.Performance Based Compensation.

(a)The Committee shall determine the amount of Awards which Participants may be eligible to receive by utilizing such performance measures set forth in subsection (c) below as the Committee deems appropriate, and by taking into account such other factors that the Committee deems appropriate in its discretion.

(b)Notwithstanding any other terms of the Plan, the payability (as determined by the Committee) of compensation under the Plan that the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Covered Employees eligible to receive such compensation (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such compensation within 90 days after the commencement of the period to which the performance goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such compensation shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the compensation were satisfied. In no case may the Committee increase the value of compensation intended to qualify as Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum.

(c)Unless and until the Committee proposes for a shareholder vote and the shareholders approve a change in the general performance measures set forth herein, the performance goal(s) upon which the payment of compensation to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following performance measures, in each case based on objective criteria:

(i)Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and foreign currency adjustments; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based business and increases in revenues through both organic growth and acquisitions); student loan assets; and total assets;

(ii)Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital), and ratio of common equity to total assets;

(iii)Share price or shareholder return performance (including, but not limited to, growth measures and total shareholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

(iv)Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under the student loan servicing contract with the U.S. Department of Education);

(v)Cash flow measures (including, but not limited to, cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized student loan portfolio));

(vi)Market share;

(vii)Operating performance and efficiency targets;

(viii)Employee engagement, productivity, and satisfaction measures;

(ix)Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;

(x)Business segment performance measures (including growth in customer base, revenues, and segment profitability, as well as management of operating expense levels);

(xi)Consummation of acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);

(xii)Performance of investments; and

(xiii)Regulatory compliance measures.

Appendix B

Any performance measure(s) may be used to measure the performance of the Company as a whole and/or any one or more operating segments and/or subsidiaries of the Company or any combination thereof, as the Committee may deem appropriate, and any performance measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. No performance measure(s) may be used, however, unless the outcome is substantially uncertain at the time the Committee establishes the measure(s).

(d)The Committee may provide that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (i) asset write downs; (ii) litigation judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (iv) any reorganization or restructuring transactions; (v) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (vi) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect payments to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(e)In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to make compensation payments to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such payments without satisfying the requirements of Section 162(m) of the Code.

(f)In no event shall the amount paid under the Plan to a Participant with respect to any calendar year exceed the lesser of (i) 150% of that Participant’s base salary for that year; or (ii) $1,000,000.

5.Payment of Awards. The Award of each Participant for a Plan Year shall be paid promptly after the determination of the payability of such Award is determined by the Committee, and in any event the timing of the payment of an Award shall comply in all respects with the provisions of Section 409A of the Code. If a Participant dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated Beneficiary, or, if no Beneficiary has been designated, to the Participant’s estate, as soon as practicable after the Award for the Plan Year has been determined.

6.Nontransferability. No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

7.Amendments and Termination. The Board may terminate the Plan at any time and may amend it from time to time; provided, however, that no termination or amendment of the Plan shall adversely affect the rights of a Participant or a Beneficiary to a previously earned Award.

8.General Provisions.

(a)Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of this Plan or any Award hereunder shall confer upon an Executive Officer any right to continued employment.

(b)No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(c)Governing Law. The validity, construction, and effect of this Plan, and any rules and regulations relating to this Plan, shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

(d)Effective Date; Term of Plan. The Plan shall be effective as of January 1, 2014. The Plan shall expire on January 1, 2019, which is five years after the effective date of the Plan.

(e)Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

NELNET, INC.
ATTN: PHIL MORGAN
121 S. 13TH STREET, SUITE 100
LINCOLN, NE 68508

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you wish to exercise cumulative voting rights in the election of directors, you must vote in person or by mail.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70834-P50896 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NELNET, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Michael S. Dunlap	☐	☐	☐
1b. Stephen F. Butterfield	☐	☐	☐
1c. James P. Abel	☐	☐	☐
1d. William R. Cintani	☐	☐	☐
1e. Kathleen A. Farrell	☐	☐	☐
1f. David S. Graff	☐	☐	☐
1g. Thomas E. Henning	☐	☐	☐
1h. Kimberly K. Rath	☐	☐	☐
1i. Michael D. Reardon	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right and then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

NOTE: By execution of this proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY FOR PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4 AND 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com.

M70835-P50896

NELNET, INC.
Annual Meeting of Shareholders
May 22, 2014 8:30 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael S. Dunlap and Stephen F. Butterfield, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Nelnet, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Nelnet, Inc., to be held May 22, 2014 at 8:30 a.m. Central Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING. AS OF THE DATE OF THE ACCOMPANYING PROXY STATEMENT, NELNET MANAGEMENT DID NOT KNOW OF ANY OTHER MATTERS TO BE PRESENTED AT THE MEETING. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF NELNET MANAGEMENT.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Continued and to be signed on reverse side